UNITED STATES
SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
☒
                             Filed by a party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
LANTHEUS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LANTHEUS™

2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

FIND, FIGHT AND FOLLOW™

Lantheus 2023 Proxy Statement

Dear Stockholder

We cordially invite you to attend Lantheus Holdings, Inc.’s 2023 Annual Meeting of Stockholders, to be held on Thursday, April 27, 2023 at 10:30 a.m. (Eastern Time) in the Wellesley Room at the Hilton Boston Logan Airport Hotel, One Hotel Drive, Boston, MA 02128, United States. The meeting will also be hosted in virtual format via the Internet. You will be able to attend the meeting virtually and vote and submit questions by visiting and registering at www.proxydocs.com/LNTH.

The Notice of Internet Availability of Proxy Materials and the proxy statement that follow describe the business to be conducted at the meeting.

Your vote is important. We encourage you to vote by proxy in advance of the Annual Meeting, whether or not you plan to attend the meeting. On behalf of the Board of Directors, thank you for your continued investment in our company.

Sincerely,

Brian Markison

Chairperson of the Board of Directors

Lantheus 2023 Proxy Statement

A Message from Our CEO

March 17, 2023

Dear Stockholder,

Last year, I committed to sharing insights into the state of our business and I am pleased to report that 2022 was a stellar year for Lantheus! We executed on our strategy and delivered outstanding results while investing in our people, pipeline, processes and systems to ensure we continue to deliver sustainable stockholder value.

Executing on Our Strategy

In 2022, we remained focused on advancing our Purpose to Find, Fight and Follow disease to deliver better patient outcomes. We solidified PSMA PET with PYLARIFY as the imaging agent of choice with physicians treating U.S. prostate cancer patients. This is a testament to the significant unmet medical need in the U.S. prostate cancer community, the innovation that PSMA PET with PYLARIFY brings to this community and the operational excellence that has been a hallmark of Lantheus for decades. We also continued to grow DEFINITY in its twenty-second year on the market and it remains the clear number one ultrasound enhancing agent. We received FDA approval of our Supplemental New Drug Application for our Massachusetts-based manufacturing facility and are now producing DEFINTY manufactured at our on-campus facility.

Creating Value for Our Stockholders

We delivered remarkable financial results, recording revenues up nearly 120% over the prior year, dramatically increasing adjusted earnings per share and growing free cash flows to over five times that of 2021. In October, this value creation resulted in Lantheus being upgraded from the S&P SmallCap 600 to the S&P MidCap 400 index.

Our record revenue was due to strong growth of both PYLARIFY and DEFINITY. PYLARIFY generated net sales of $527.4 million for the full year 2022, growing more than ten times that of 2021 and DEFINITY generated $245.0 million of net sales, an increase of 5.3%.

Growing and Diversifying Our Portfolio

In 2022, we in-licensed two late-stage radiopharmaceutical therapeutic product candidates, PNT2002 and PNT2003, from POINT Biopharma. We believe these key additions to our radiopharmaceutical portfolio will drive future growth. PNT2002 is a PSMA-targeted lutetium-based radioligand therapy for metastatic prostate cancer that expands our prostate cancer franchise, which is currently anchored by PYLARIFY. PNT2003 is a somatostatin-receptor targeted radioligand therapy with no-carrier added lutetium for gastroenteropancreatic neuroendocrine tumors. Both late-stage product candidates, if approved, will address therapeutic areas in markets with significant unmet need where Lantheus has an existing presence.

The acquisition of MK-6240, an F 18-labeled PET imaging agent that targets Tau tangles in Alzheimer’s disease, leverages our expertise and expands our pharma services offerings into neurodegenerative disease. Our goal is to progress MK-6240 for further use in global clinical trials and adoption of this agent as the preferred biomarker for evaluating and monitoring the progression of Alzheimer’s disease.

Operating our Business Responsibly

Our commitment to corporate responsibility is rooted in the belief that we should lead with purpose guided by our core values especially as it pertains to our patients, our people and our planet.

We are proud that our product portfolio impacted over 6 million patients in 2022. This accomplishment reinforces one of our core values which is to know someone’s health is in our hands. We have also made strides to ensure our medicines benefit all relevant patient populations, including those that historically have been underrepresented in healthcare. We began work on a patient registry to understand the real-world benefits of PYLARIFY, with a focus on enrolling a diverse set of patients, particularly African American men, who have been shown to have a higher incidence of prostate cancer and are twice as likely to die from the disease than other patient groups. In addition, we partnered with national prostate cancer advocacy groups and academic centers on several initiatives to address these disparities. Together, we can increase health literacy with accessible and understandable information, empowering patients to undertake shared decisions-making with their health care professionals and ultimately leading to better outcomes.

Lantheus 2023 Proxy Statement

Our results and sustainable differentiation always come back to our dedicated employees, who have grown in number to nearly 700. We have sought to attract, develop and retain our talented workforce with some key initiatives, such as: developing a robust onboarding program, reinforcing our culture and launching development programs for our emerging talent. In addition, we opened a new corporate office in Bedford, Massachusetts, designed to foster a collaborative environment for both remote and onsite teams.

Lastly, our Employee Resource Groups continue to be a strategic enabler of our diversity, equity, inclusion and belonging (DEI&B) strategy. These voluntary, employee-led groups are open to all employees and focus on creating a stronger sense of community and improving diversity.

Driving Sustainable Stockholder Value

Our extensive radioisotope supply chain and distribution experience, established commercial infrastructure, and longstanding relationships with healthcare professionals is why we are uniquely positioned to take advantage of the renaissance in radiopharmaceuticals. This depth of experience combined with our prudent and purposeful approach to investments, will enable Lantheus to maintain our market leadership position.

In 2023, we look forward to making PSMA PET with PYLARIFY the standard of care for Prostate Cancer, continuing to grow DEFINITY as the number one ultrasound enhancing imaging agent and developing our expanded pipeline. This focus will deliver value to our patients, the healthcare professionals we serve and our stockholders.

To the Lantheus Board of Directors, our employees, and stockholders, I want to express my gratitude for your continued confidence in Lantheus and dedication to our Purpose. Thank you for inspiring us to live our values, guided by a desire to help others be their best, to unify as one Lantheus while celebrating our differences, and always knowing someone’s health is in our hands. We are proud of last year’s successes, but never complacent. We remain focused on continuing this success in 2023.

Sincerely,

Mary Anne Heino

President and Chief Executive Officer

Lantheus 2023 Proxy Statement

Notice of Annual Meeting of Stockholders

Items of Business

1.  The election of three Class II directors to our Board of Directors.

2.  The approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say-on-pay”).

3.  The approval of the Lantheus Holdings, Inc. 2023 Employee Stock Purchase Plan.

4.  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Your Vote is Important

Make sure your shares of Common Stock are represented. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

**If you hold your shares through a bank, broker or other nominee, please refer to instructions provided by your bank, broker or other nominee on how to submit your vote.

At the meeting, we will also transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote:

•  “FOR” each director nominee included in Proposal 1

•  “FOR” each of Proposals 2, 3 and 4

The full text of these proposals is set forth in the accompanying Proxy Statement. Registered stockholders of the Company as of the close of business on the record date are eligible to vote at the meeting.

We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the Annual Meeting and appointing a proxy under the heading “Questions and Answers about the Annual Meeting” on page 77 of the proxy statement.

By order of the Board of Directors,

Daniel M. Niedzwiecki

Senior Vice President, General Counsel
and Corporate Secretary

March 17, 2023

Internet Go To www.proxypush.com/LNTH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
Telephone Call 1-866-240-5317 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
Mail • Mark, sign and date your proxy card • Fold and return your Proxy Card in the postage-paid envelope provided
QR Code
The mailing of the Notice of Internet Availability of Proxy Materials to our stockholders is scheduled to begin on or about March 17, 2023.

Lantheus 2023 Proxy Statement	Table of Contents

Lantheus 2023 Proxy Statement	Matters To Be Voted Upon	1

Matters To Be Voted Upon

The following table summarizes the proposals to be voted upon at the 2023 Annual Meeting of Stockholders of Lantheus Holdings, Inc. (“Lantheus” or the “Company”, “we” or “our”) to be held on April 27, 2023 (the “Annual Meeting”) and our Board of Directors’ (our “Board” or our “Board of Directors”) voting recommendations with respect to each proposal.

Proposal	Required Approval	Board Recommendation	Page Reference

1. The election of three Class II directors to our Board of Directors. Ms. Minnie Baylor-Henry Mr. Heinz Mäusli Ms. Julie McHugh	A majority of the votes properly cast.	FOR each nominee	15

2. The approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say-on-pay”).	No vote is required for approval, as this is an advisory vote.	FOR	34

3. The approval of the Lantheus Holdings, Inc. 2023 Employee Stock Purchase Plan.	A majority of the votes properly cast.	FOR	68

4. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	A majority of the votes properly cast.	FOR	74

Who We Are

We are committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease. We classify our products in three categories: Radiopharmaceutical Oncology, Precision Diagnostics, and Strategic Partnerships and Other revenue.

•	Our Radiopharmaceutical Oncology diagnostics and therapeutics help healthcare professionals Find, Fight and Follow cancer.

•	Our leading Precision Diagnostic products assist healthcare professionals Find and Follow diseases, with a current focus in cardiology.

•

Our Strategic Partnerships and Other revenue category focuses on facilitating precision medicine through the use of biomarkers, digital solutions and radiotherapeutic platforms, and also includes royalty revenue from our license of RELISTOR.

The mailing address of our principal executive offices is Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730.

Lantheus 2023 Proxy Statement	Corporate Governance	2

We own or have the rights to various trademarks, service marks and trade names, including, among others, the following: PYLARIFY®, DEFINITY®, AZEDRA®, and Find. Fight. Follow.TM referred to in this Proxy Statement. Solely for convenience, we refer to trademarks and service marks in this Proxy Statement without the TM, SM and ® symbols. Those references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks and service marks. Each trademark, trade name or service mark of any other company appearing in this Proxy Statement is, to our knowledge, owned by that other company.

Corporate Governance

Our Board is responsible for providing governance and oversight over the strategy, operations and management of the Company. Our Board oversees our senior management, to whom it has delegated the authority to manage the day-to-day operations of the Company. Our Board has adopted Corporate Governance Guidelines and Principles, Board committee charters, a Company Code of Conduct and Ethics and a Supplemental Code of Ethics, all of which are available in the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com. These principles, charters and codes, together with our Amended and Restated Certificate of Incorporation (our “Charter”) and our Amended and Restated Bylaws (our “Bylaws”), form the governance framework for our Board and its committees. Our Board regularly (and at least annually) reviews its Corporate Governance Guidelines and Principles and other corporate governance documents and from time to time revises them when our Board believes it serves the interests of the Company and our stockholders to do so, and in response to changing regulatory and governance requirements and best practices. For example, our Board amended and restated our Bylaws in 2022 to implement majority voting in uncontested elections of directors among other things. The following sections provide an overview of our corporate governance structure, including director independence and other criteria we use in selecting director nominees, our Board leadership structure and the responsibilities of our Board and each of its committees.

Corporate Governance Practices

We are committed to strong corporate governance practices because we believe they establish an environment of accountability for our Board and our management and otherwise promote the long-term interests of our stockholders. Over the years, our Board has evolved our practices in the interests of our stockholders. In 2022, our Board amended and restated our Bylaws to implement majority voting in uncontested elections of directors among other things. In 2021, our Board amended and restated our Bylaws to implement a proxy access rights for our stockholders. In previous years, we amended and restated our Charter to eliminate certain supermajority voting requirements and to permit holders of at least a majority of our common stock to call special meetings of the stockholders. Our Charter, Bylaws and governance practices and policies include, among other things, the following:

Majority voting in uncontested elections of directors	In an uncontested election, a nominee for our Board of Directors will be elected only if a majority of the votes cast are in favor of such nominee’s election.

Proxy access right	Eligible stockholders may (subject to certain requirements) include their own qualified director nominees in our proxy materials.

Authority to call special meetings	Stockholders holding a majority of our outstanding shares of common stock (“Shares”) have the right to convene a special meeting.

No stockholder rights plan (“poison pill”)	We do not have a poison pill.

Independent Board	All of our directors are independent, except for our Chief Executive Officer (“CEO”).

100% independent Board committees	Each of our five Board committees – Audit, Compensation, Nominating and Corporate Governance, Finance and Strategy, and Science and Technology – consists solely of independent directors. Each committee operates under a written charter that is reviewed annually and updated when appropriate.

Lantheus 2023 Proxy Statement	Corporate Governance	3

Strong independent Chairperson of the Board, elected by the independent directors	We have an independent Chairperson of the Board who has comprehensive duties that are set forth in our Corporate Governance Guidelines and Principles, including leading private executive sessions of the Board, where independent directors meet without management present.

Board and committee evaluations and self-assessments	Our Board and each of our Board committees conduct formal Board and Board committee evaluations and self-assessments to assess their performance and effectiveness. The chair of our Nominating and Corporate Governance Committee also conducts an individual interview with each director. The results are analyzed and discussed by the Nominating and Corporate Governance Committee and the full Board, and actions are taken to enhance the Board’s overall performance and effectiveness.

Board diversity policy	In selecting qualified candidates to serve as directors, we consider a range of matters of diversity including race, gender, ethnicity, culture, thought, geography, education and competencies intended to ensure that the Board, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. Any decisions are ultimately made based on merit and the expected contribution that selected candidates will bring to the Board.

Director over-boarding policy	Our directors may not serve on the boards of more than five public companies (including our Board), and directors who are chief executive officers of public companies may not serve on the boards of more than two other public companies, in addition to our Board.

Board oversight of corporate sustainability matters, including environmental, social and governance (“ESG”) initiatives	Our Nominating and Corporate Governance Committee has primary Board responsibility for our corporate sustainability matters, including ESG initiatives, and regularly interacts with our CEO and management team on relevant issues.

Board oversight of strategy and risk	Our Board actively oversees our corporate strategy and enterprise risk management programs, including those relating to cybersecurity and data privacy risks.

Active stockholder engagement	We regularly engage with our stockholders to better understand their perspectives.

Company Code of Conduct and Ethics (“Code of Conduct”)	We have a Code of Conduct that is applicable to all employees and all members of the Board, and a Supplemental Code of Conduct that is applicable to certain members of our management team involved in preparing financial statements and public disclosure. These codes, as well as the Company’s more targeted policies, reinforce our core values and help drive our culture of compliance, ethical conduct and accountability. There were no waivers of any of our codes in 2022.

Lantheus 2023 Proxy Statement	Corporate Governance	4

Director and executive officer equity ownership and retention requirements

Under our Stock Ownership and Retention Guidelines:

•  our CEO is required to hold Shares with a value equal to at least three times her base salary;

•  each of our named executive officers (other than our CEO) and each other executive officer who is a Senior Vice President or above who reports to the CEO is required to hold Shares with a value equal to at least one times his or her base salary; and

•  each director is required to hold Shares having a value equal to three times the value of the annual director cash retainer.

These ownership requirements must be satisfied within five years of becoming subject to the guidelines.

Prohibition on hedging or pledging of company stock	Our directors and all employees are prohibited from entering into hedging transactions and from pledging Shares.

Board Structure

The Board is responsible for overseeing the management of our business and is currently comprised of nine directors, each of whom is elected to serve in her or his position until her or his next election and until her or his successor is duly elected and qualified.

Our Charter divides the Board into three classes (Class I, Class II and Class III), with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with terms staggered according to class. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

Leadership Structure

Under our Corporate Governance Guidelines and Principles, the Board currently requires the separation of the offices of the Chairperson of the Board and the Company’s CEO. We believe that separation of our Board and executive leadership preserves the independence of these roles and maximizes performance. The Board periodically reviews its leadership structure and may make changes in the future.

Our written Corporate Governance Guidelines and Principles adopted by the Board are available in the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com.

Director Independence

Eight out of nine members of the Board are independent directors. In addition, the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are each comprised entirely of directors meeting the requirements of the Sarbanes-Oxley Act and the Nasdaq audit, compensation and nominating and corporate governance committee independence requirements, as applicable.

The Board has reviewed its composition, the composition of its committees, the independence of each director, and considered whether any director has a material relationship with the Company that could compromise her or his ability to exercise independent judgment in carrying out her or his responsibilities. The Board in consultation with legal counsel has affirmatively determined that each of its directors, other than our chief executive officer, is an “independent director” under the Nasdaq rules and Exchange Act Rule 10A-3(b)(1) and that none of those directors has relationships with the Company that would interfere with that director’s exercise of independent judgment in carrying out her or his responsibilities as a director of the Company.

Lantheus 2023 Proxy Statement	Corporate Governance	5

Committees of the Board

The Board has the authority to appoint committees to perform certain Board-delegated duties. Currently, the Board has five committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Strategy Committee and the Science and Technology Committee. The Board has adopted written charters for each committee, copies of which are available on the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com.

Name	Director Since	Board of Directors	Class	Expiration of Term and Annual Meeting of Stockholders	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Strategy Committee	Science and Technology Committee
Brian Markison	Sep. 2012	Chairperson	III	2024				Chairperson	Member
Mary Anne Heino	Aug. 2015	Member	I	2025
Minnie Baylor-Henry	Mar. 2022	Member	II	2023		Member			Member
Gérard Ber	June 2020	Member	I	2025		Member			Member
Samuel Leno	May 2012	Member	I	2025	Chairperson		Member	Member
Heinz Mäusli	June 2020	Member	II	2023	Member		Member	Member
Julie McHugh	Jan. 2017	Member	II	2023		Member	Chairperson
Gary J. Pruden	Feb. 2018	Member	III	2024	Member	Chairperson		Member
Dr. James H. Thrall	Feb. 2019	Member	III	2024			Member		Chairperson

Lantheus 2023 Proxy Statement	Corporate Governance	6

Audit Committee

Members Samuel Leno (Chair) Heinz Mäusli Gary J. Pruden All Independent

The primary purpose of the Audit Committee is to assist the Board in overseeing:

•  the integrity of our financial statements;

•  our systems of internal control over financial reporting and disclosure controls and procedures;

•  our independent auditor’s qualifications, engagement, compensation and independence;

•  the performance of our independent auditors and our internal audit function;

•  our legal and regulatory compliance, assessment and management of enterprise risk, our “see something, say something” ethics and compliance philosophy and our whistleblower hotline and website;

•  our information technology systems, processes and data, including physical security and cybersecurity; and

•  our related person transaction policy.

The Audit Committee is currently comprised of Messrs. Leno, Mäusli and Pruden. Mr. Leno serves as the Chairperson. The Board has affirmatively determined that each of the current members of the Audit Committee meets the definition of “independent director” for the purposes of serving on the Audit Committee under the Securities and Exchange Commission (the “SEC”) and Nasdaq rules and has “financial sophistication” as defined under the Nasdaq rules. The Board has determined that Mr. Leno meets the definition of “Audit Committee Financial Expert,” as that term is defined by the SEC in Item 407(d)(5) of Regulation S-K. In addition, Mr. Mäusli also meets the definition of “Audit Committee Financial Expert.”

Pursuant to its charter, the Audit Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Audit Committee.

Compensation Committee

Members Gary J. Pruden (Chair) Minnie Baylor-Henry Gérard Ber Julie McHugh All Independent

The primary purpose of the Compensation Committee is to assist the Board in overseeing:

•  our management compensation policies and practices;

•  the determination and approval of the compensation of our executive officers and other members of senior management;

•  the administration of our equity and cash incentive compensation plans; and

•  the succession planning for senior management (other than the CEO).

The Compensation Committee is currently comprised of Mr. Pruden, Ms. Baylor-Henry, Dr. Ber and Ms. McHugh. Mr. Pruden serves as the Chairperson. The Board has affirmatively determined that each of the current members of the Compensation Committee meets the definition of “independent director” for purposes of serving on the Compensation Committee under SEC and Nasdaq rules.

Pursuant to its charter, the Compensation Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Compensation Committee, and may, as permitted by law, delegate its responsibilities to management, employees and other persons.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving on our Board or Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor has any of them ever been an officer or employee of our Company.

Lantheus 2023 Proxy Statement	Corporate Governance	7

Nominating and Corporate Governance Committee

Members Julie McHugh (Chair) Samuel Leno Heinz Mäusli Dr. James H. Thrall All Independent

The primary purpose of the Nominating and Corporate Governance Committee is to:

•  oversee our corporate governance guidelines and principles;

•  review the overall corporate governance of the Company and recommend to the Board improvements when necessary;

•  identify and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

•  oversee succession planning for the CEO;

•  oversee our corporate sustainability, including ESG, initiatives; and

•  assist the Board in overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board compensation and recommendations of the Board.

The Nominating and Corporate Governance Committee is currently comprised of Ms. McHugh, Messrs. Leno and Mäusli and Dr. Thrall. Ms. McHugh serves as the Chairperson. The Board has affirmatively determined that each of the current members of the Nominating and Corporate Governance Committee meets the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under SEC and Nasdaq rules.

Pursuant to its charter, the Nominating and Corporate Governance Committee may delegate its responsibilities to a subcommittee so long as that subcommittee is solely comprised of one or more members of the Nominating and Corporate Governance Committee.

Finance and Strategy Committee

Members Brian Markison (Chair) Samuel Leno Heinz Mäusli Gary Pruden All Independent

The primary purpose of the Finance and Strategy Committee is to:

•  oversee and make recommendations to the Board about the strategic plan of the Company;

•  review and make recommendations to the Board about strategic transactions;

•  oversee the financing activities of the Company; and

•  review and make recommendations to the Board about the financing plans, strategies and instruments of the Company.

The Finance and Strategy Committee is currently comprised of Messrs. Markison, Leno, Mäusli and Pruden. Mr. Markison serves as the Chairperson.

Lantheus 2023 Proxy Statement	Corporate Governance	8

Science and Technology Committee

Members Dr. James H. Thrall (Chair) Minnie Baylor-Henry Dr. Gérard Ber Brian Markison All Independent

The primary purpose of the Science and Technology Committee is to:

•  advise on scientific, technological, medical, regulatory and intellectual property matters, including with respect to the Company’s strategic plan and material business development opportunities;

•  monitor and evaluate issues, developments and trends related to the Company’s scientific, technological, medical, regulatory and intellectual property matters;

•  advise on our intellectual property portfolio and strategy, including through potential collaborations and acquisitions; and

•  assist the Audit Committee and the Board in overseeing our enterprise risk management in areas related to our scientific, technological, medical, regulatory and intellectual property matters.

The Science and Technology Committee is currently comprised of Dr. Thrall, Ms. Baylor-Henry, Dr. Ber and Mr. Markison. Dr. Thrall serves as the Chairperson.

Board and Committee Evaluations and Self-Assessments

Each year, our Board and each of our Board committees conduct formal Board and Board committee evaluations and self-assessments to assess their performance and effectiveness. The Nominating and Corporate Governance Committee recommends to the Board the methodology for those evaluations and oversees their administration. A standard feature of this process includes each member of the Board completing a comprehensive questionnaire to assess that member’s own performance and functional experience and the performance of the Board and any committee on which that member serves. The questionnaire seeks answers to questions based both on numerical ratings and qualitative comments. The collective comments and ratings are compiled for and reviewed by the Nominating and Corporate Governance Committee and discussed with the full Board.

As a result of the evaluation and self-assessment process conducted at the end of 2021, in 2022 the Board, among other things: recruited a diverse director with a Board-identified need for Food and Drug Administration (“FDA”) and regulatory compliance experience to the Board, increased its focus on CEO and executive team succession planning, improved the way in which it conducted its meetings, and reconstituted the Finance and Strategy Committee.

As part of the annual process conducted at the end of 2022, the Nominating and Corporate Governance Committee revamped the Board and committee evaluation and self-assessment process, utilizing questionnaires that targeted a more focused set of topics, including Board composition and expertise as a whole, allocation of risk oversight responsibilities across Board committees, conduct and engagement at meetings, and a more nuanced self-evaluation of individual director functional experience. The chair of our Nominating and Corporate Governance Committee also conducted an interview with each director, exploring in more depth areas such as: Board dynamics and culture, committee and governance structure, and additional ways to conduct meetings effectively, solicit Board and committee feedback and facilitate well-informed decision-making. The results of this process were then discussed in depth with the Nominating and Corporate Governance Committee and the full Board, and recommended actions will be taken in 2023 to enhance the Board’s overall performance and effectiveness.

Codes of Conduct

Our Code of Conduct is applicable to all of our employees, including our principal executive, financial and accounting officers and our controller, or persons performing similar functions, and all of the non-employee directors on the Board. We also have a Supplemental Code of Conduct that is applicable to certain members of our management team involved in preparing financial statements and public disclosure. Our Code of Conduct and our Supplemental Code of Ethics are available on the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com. We intend to provide any required disclosure of any amendment to or waiver from any code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions to the extent required by law, on the Corporate Governance section of our Investor Relations website. There were no waivers of any of our codes in 2022.

Lantheus 2023 Proxy Statement	Corporate Governance	9

Risk Oversight

The Company’s management is primarily responsible for the day-to-day management of the Company. However, the Board believes that oversight of risk management is one of its fundamental responsibilities and has delegated to its committees oversight and management of specific risks, on which those committees report to the Board. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting, compliance programs, enterprise risk management and information technology systems, processes and data, including cybersecurity, data privacy and physical security. These responsibilities include reviewing and discussing with the Company’s management its policies and processes relating to risk assessment and risk management. The Compensation Committee is responsible for reviewing compensation-related risks and non-CEO senior management succession planning. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance, CEO succession planning and corporate sustainability, including ESG, initiatives. The Finance and Strategy Committee is responsible for oversight of the Company’s capital structure, capital markets and transaction-related risks. The Science and Technology Committee is responsible for advising on scientific, technological, medical, regulatory and intellectual property risks related to the Company’s existing products, clinical development programs and business development opportunities. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

Oversight of Cybersecurity and Data Privacy Risks

With respect to cybersecurity risks, the Company has invested and continually invests in new information and cybersecurity services and technologies and provides employee comprehensive awareness training around phishing, malware and other cybersecurity risks, all in a manner reasonably intended to protect the Company against cybersecurity risks and security breaches. Cybersecurity and data privacy are regular topics on the Audit Committee’s agenda and are reviewed by the full Board at least annually.

Operating Our Business Sustainably and Responsibly

Our passion is to Find, Fight and Follow disease to deliver better patient outcomes.

Our Values are to:

To operate our business sustainably, we must evaluate and potentially modify aspects of our business, from the people that we hire, to the assets that we own and operate, to the processes that we follow from our supply chains through our manufacturing facilities until our products are in our customers’ hands in order to ensure that we have a growing and resilient company, built to last.

Our Board, our management team and our employees are committed to continuously improving the sustainability of our business. In support of this commitment, we have a cross-functional Sustainability Committee supported by key members of our management team. The Sustainability Committee helps guide corporate decision making from a corporate sustainability perspective in alignment with our Board-approved strategic plan and annual business plan, and provides general oversight of our ESG programs.

We continue to refresh our Board Committee charters, Corporate Governance Principles and Guidelines and Company policies and actions to address corporate sustainability, and we have added as agenda items for meetings of our full Board the topics of our sustainability initiatives, including those around ESG matters, cybersecurity, culture and stockholder activism.

We believe that preserving the environment, embracing diversity and inclusion, adhering to a strong culture of compliance and ethics, and supporting our communities, helps us operate our business sustainably, which benefits:

•	our loyal customers who use our products over the span of many years and who are an important competitive advantage,

•	our employees—many long-tenured—who embrace our well-paying jobs and inspiring corporate Purpose and Values and who are one of our greatest strengths,

Lantheus 2023 Proxy Statement	Corporate Governance	10

•	our communities which support us, where we live, grow and give back, and

•	our stockholders for whom we continuously work to build long-term sustainable growth and value.

At an operational level, we have also made substantial strides in enhancing the sustainability of our business, in the areas of Environmental, Safety, and Diversity, Culture and Community.

Environmental

In 2022, we continued to focus on site improvement projects to reduce waste, energy consumption and greenhouse gas emissions. We maintain use of the Environmental Protection Agency (“EPA”) Energy Star Portfolio Manager® to aggregate energy and water consumption together with greenhouse gas emissions. During 2022, we expanded our use of this tool beyond our North Billerica, Massachusetts facility to cover our Somerset, New Jersey manufacturing and office site operations to track expenditures, consumption, and emissions. We intend to further extend the use of this tool in 2023 to include data from our new Bedford, Massachusetts executive offices.

Below are charts showing, for the years 2019 through 2022 at our North Billerica facility, our annual water use, waste disposed and recycled, types of waste disposed or recycled, energy consumption, and greenhouse gas emissions, including trend analyses in the accompanying notes. Year-to-year comparisons over the four-year period are affected by the improving quality and scope of our data collection, the impact of the COVID-19 pandemic on our business, including reduced site occupancy and changes in manufacturing activities, and the construction and testing of our new in-house facility to manufacture DEFINITY.

Water Use Notes – North Billerica Operations:

•	2022 reduction in annual water use attributable to reduced manufacturing operations.

•	2021 increased indoor water use due to operational startup of Definity manufacturing.

•	2020 water usage declined, reduced site occupancy.

Water Use – Somerset Operations:

•	Water use estimated using EPA Industrial Use Lean and Water Tool Kit values for an industrial setting (25 gallons per person, per day).

•	Total water usage estimated for specified locations: 260 kilogallons/yr.

Lantheus 2023 Proxy Statement	Corporate Governance	11

Waste Notes:

•	2022 annual waste data includes Somerset operations.

•

2022 annual waste reductions achieved in lead, radiological waste, wooden pallets, with an increase in mixed recycling and paper shred recycling. Improvements with inventory forecasting resulted in reduction of pallet use for Billerica warehouse operations.

•	2021 annual waste reductions achieved in trash, cardboard, paper, pallets, and lead, offset by increased waste generation from construction waste, product labels and packaging.

•	2020 total waste generation declined due to reduced site occupancy associated with Covid-19 controls.

•	Somerset solid waste (trash and recycling) data is estimated based on the size of our dumpsters and portion of the overall property that we occupy.

Energy Data Notes:

•  Natural Gas primary use - reconditioning air and industrial steam

•  Electricity primary use - cooling, chilled water and cyclotron operations

•  Diesel used for emergency generators

•  2022 totals includes Somerset operations

Greenhouse Gas Data Notes:

•  Direct Emissions: Natural Gas Combustion, Diesel Combustion

•  Indirect Emissions: Electricity Use

•  PFP gas use, Definity manufacturing operations

•  PFP has GHG warming potential of 8830. (1kg PFP  =  8830 kg CO2e)

•  CO2e: Carbon Dioxide Equivalent

Starting in December 2021, at our North Billerica facility, we began to exclusively purchase renewable wind energy from the power grid, saving over 3,650 metric tons of CO2e emissions in 2022, reducing indirect CO2e emissions for the site by greater than 99%.

Lantheus 2023 Proxy Statement	Corporate Governance	12

We actively monitor stack and waste water discharges and implement reduction principles as required by our license conditions and federal, state and local environmental laws. We manage all regulated wastes in accordance with license conditions and with all federal and state regulations. We incorporate recycling programs in accordance with state regulations. We dispose or recycle electronic waste in accordance with federal and state regulations.

Our Supplier Code of Conduct, available on our website at https://www.lantheus.com/suppliersvendors/, requires our suppliers to operate in an environmentally responsible manner and provide a safe and healthy work environment by, among other things: implementing written health, safety and environmental programs; providing employees with appropriate training; maintaining legal and regulatory compliance with respect to waste and emissions; encouraging conservation; and providing appropriate audit rights.

Safety

As a manufacturer and distributor of radioactive and other pharmaceutical products, we remain acutely aware not only of the impact of our business on the environment, but also on the impact of our business on the safety of our employees, customers, patients and neighbors.

We maintain a staff of sixteen Environmental, Health and Safety professionals, including Health Physicists and Occupational Health providers, who design, implement and monitor safety policies and procedures to support risk reduction and accident prevention to protect our employees, customers, patients and neighbors, including tracking Occupational Safety and Health Administration reportable injuries and near misses.

We also have a strong quality culture and, in 2022, we had no significant adverse findings on inspections/audits and no recalls, and we have a strong historic record of regulatory compliance.

In 2022, we transitioned our Pandemic Response Team, initially established in connection with the COVID-19 pandemic, to a Return to Office Team that planned the safe return of our non-critical workforce back to our offices, including new executive offices that we opened in Bedford, Massachusetts. We continue to maintain certain COVID-19 policies to ensure a safe work environment and maintain compliance with the applicable regulatory agencies.

Diversity, Culture and Community

In addition to the important environmental and safety work we do to improve the sustainability of our business, we believe that embracing diversity and inclusion, adhering to a strong culture of compliance and ethics, and supporting our communities makes us an employer of choice in the competitive life sciences industry in which we operate. Doing so also enhances our employee satisfaction and retention, maintains trust and goodwill with our valued customers and the numerous regulatory authorities that oversee our business, and benefits our stockholders by creating a growing and resilient company.

Diversity

We embrace diversity and inclusion as a core component of our culture and we actively promote these ideals at every level within our organization. Prior to 2022, we initiated the sponsorship of two Employee Resource Groups (“ERGs”), the Lantheus Diversity Connection ERG and Women Leaders of Lantheus ERG, to create a stronger sense of community and to provide professional development opportunities for diverse employees. In addition, we host “fireside chats,” “lunch and learn” presentations and other opportunities for our employees to engage with diverse leaders. For example, at our most recent National Meeting, the keynote speaker was Dr. Sharron D. Credle, an expert in workplace diversity, equity, inclusion and belonging and human resource management, who addressed the importance of “Conscious Conversations & Connections.” Other talks have featured our director Julie McHugh discussing her career as a woman in the life sciences industry, Dr. Ivy Taylor discussing her life experiences, including as the first female Mayor of San Antonio, Texas and the first female President of Rust College, a Historically Black College in Mississippi, and Lantheus women leaders focusing on work-life balance and how they progressed in their careers.

In addition to our Board, which is in full compliance with Nasdaq Listing Rule 5605(f) (the “Board Diversity Rule”), we have a female CEO, over half of our Vice Presidents and above are women, and approximately 50% of our employees are women. We continue to strive to improve our diversity and inclusion beyond gender, and we require recruiters working with us to present diverse candidates. We continually focus on pay equity for all employees and regularly assess pay among similar roles and responsibilities throughout our organization and in comparison to our peer group.

Our procurement team continually explores entering into more commercial arrangements with minority-owned, female-owned and other diverse businesses and organizations (including those owned or operated by veterans and disabled veterans) that appropriately reflect the communities in which we operate and the customer base we serve.

Lantheus 2023 Proxy Statement	Corporate Governance	13

Culture

We are committed to promoting a culture of ethics and compliance. Our Code of Conduct reflects our commitment to corporate integrity and the underlying business practices and principles of behavior that support this commitment. Each year our employees complete mandatory training that covers anti-bribery/anti-corruption rules, confidentiality obligations, cybersecurity, and insider trading prohibitions, as well as specialized training in healthcare industry marketing practices.

We have a formal Ethics and Compliance Committee chaired by our Vice President of Internal Audit and Compliance (who reports directly to the Chairperson of our Audit Committee) and which includes our Chief Financial Officer, Chief Operating Officer, and General Counsel. Our Ethics and Compliance Committee develops, implements and oversees our ethics and compliance programs.

We have an externally administered whistleblower hotline and website, which allows for anonymous reporting and the Ethics and Compliance Committee oversees and responds to as issues may arise.

Our Supplier Code of Conduct requires our suppliers to conduct their business in a legal, ethical and socially responsible manner and treat their employees with dignity and respect by, among other things: appropriately monitoring and addressing anti-bribery/anti-corruption rules, insider trading, confidentiality, diversity, discrimination (based on gender, race, disability, ethnicity, nationality, religion, sexual orientation, or gender identity or expression), child labor, forced labor, human trafficking, slavery and conflict minerals, and providing appropriate audit rights.

As part of the ongoing efforts to operate our business sustainably, we expanded our internal training, professional development and employee engagement programs. Importantly, during 2022, we rolled out professionally-led, interactive training programs designed to help foster a culture of respect.

Community

We understand the importance of giving back to the community. Our purpose to Find, Fight and Follow disease to deliver better patient outcomes and our core Value to Help People Be Their Best are our guiding forces, and we are committed to making the world a better place.

From volunteer outreach to local chambers of commerce, we play an active role in our communities to foster collaboration and growth. We view these relationships as vital to our commitment to always go further to make a difference.

As a corporation, we support several charity initiatives, including our two largest: the American Heart Association’s Boston Heart Walk and our annual golf tournament, which in 2022 benefited the Prostate Cancer Foundation. We also support the Pheo Para Alliance, which is the longest-standing internationally recognized leader in advocacy for, and awareness of, pheochromocytoma and paraganglioma, as well as a number of other local organizations, including the Greater Boston Chamber of Commerce, Greater Lowell Chamber of Commerce and Somerset County Business Partnership.

We also support and encourage our employees to participate in local organizations where we operate, as well as in their communities. These organizations include Billerica Partners for Education, Life Sciences Cares, Massachusetts Business Roundtable, Middlesex 3 Coalition and MassMEDIC.

Board Meetings

In 2022, the Board held ten meetings and acted by written consent in lieu of a meeting five times; the Audit Committee held four meetings; the Compensation Committee held five meetings and acted by written consent in lieu of a meeting three times; the Nominating and Corporate Governance Committee held five meetings and acted by written consent in lieu of a meeting two times; the Finance and Strategy Committee held six meetings; and the Science and Technology Committee held five meetings. During 2022, each director attended at least 75% of the total number of meetings held by the Board and those of its committees on which that director served. The non-employee directors of the Company meet in private executive session without management present at the end of most meetings of the Board. Under the Corporate Governance Guidelines and Principles adopted by the Board, the independent Chairperson of the Board presides at those private executive sessions, and those private executive sessions must occur no less frequently than twice per year.

Director Attendance at Annual Meetings

We have no formal policy with respect to director attendance at our annual meetings of stockholders; however, we encourage all directors to attend. All of our current directors who were then serving as directors of the Company attended the 2022 Annual Meeting of Stockholders.

Lantheus 2023 Proxy Statement	Corporate Governance	14

Certain Relationships and Related Person Transactions

Related Person Transactions

This section describes certain relationships and related person transactions between us or our subsidiaries, on the one hand, and our directors, director nominees, executive officers, holders of more than 5% of our voting securities and certain related persons of any of the foregoing, on the other hand, since January 1, 2022.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by applicable law, including indemnification of expenses, such as attorneys’ fees, judgments, penalties, fines and settlement amounts, actually and reasonably incurred by the director or executive officer in any action or proceeding, including, without limitation, all liability arising out of negligence or active or passive wrongdoing by that officer or director, in any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer, in each case, subject to certain exceptions. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, executive officers, employees or agents in which indemnification would be required or permitted. We believe these indemnification agreements are customary and necessary to attract and retain qualified persons as directors and executive officers.

Policies for Approval of Related Person Transactions

We have a written policy relating to the approval of related person transactions pursuant to which the Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees and executive officers, (ii) any 5% record or beneficial owner of Shares or (iii) any immediate family member of any person specified in (i) or (ii) above. Management, under the oversight of the Audit Committee, is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions, and the Audit Committee is primarily responsible for determining, based on the facts and circumstances (which the potentially conflicted person must fully and affirmatively disclose), whether we have, or a related person has, a direct or indirect material interest in the transaction.

As set forth in our related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the approval or ratification of the transaction. However, that member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	15

Proposal 1: Election of directors

Our Board is currently comprised of nine directors, divided into three classes, designated as Class I, Class II and Class III. Each year, a different class of directors is elected at our annual meeting of stockholders. Each elected director holds office for a three-year term or until her or his successor is duly elected and qualified or until her or his earlier death, resignation, retirement, disqualification or removal.

This year, our Class II directors—Ms. Minnie Baylor-Henry, Mr. Heinz Mäusli and Ms. Julie McHugh — will stand for election for a new three-year term. If elected, each of the nominees will hold office until our 2026 Annual Meeting of Stockholders and a successor is duly elected and qualified or until her or his earlier death, resignation, disqualification or removal.

The persons named as proxies will vote in accordance with the instructions indicated in such proxies.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. We do not expect that any of the nominees will be unavailable or will decline to serve.

In determining that each director should be nominated for election, the Board considered her or his service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under the heading “Director Nominee Biographies” and the criteria and diversity policy described under the heading “Board Diversity and Tenure.”

Vote Required

Under Delaware law and our Bylaws, if a quorum exists at the meeting, the affirmative vote of a majority of the votes cast at the meeting is required for the election of Class II directors, as described under the heading “Majority Voting for Uncontested Elections of Directors.”

Majority Voting for Uncontested Elections of Directors

Our Bylaws provide for majority voting in an uncontested election; a nominee for our Board will be elected if a majority of the votes cast are in favor of such nominee’s election (meaning that the number of votes cast “for” a nominee exceeds the number of votes cast “against” a nominee). In a contested election, directors will be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the nominee will not be elected and our Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy.

Board of Directors’ Recommendation

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	16

Board Composition

We believe that our Board members have the experience and skills necessary to enable the Company to set and pursue its strategic goals, and the following summarizes key information as of the date of this proxy statement relating to the composition of our Board:

Board Diversity and Tenure

The Board recognizes the value of appointing individual directors who bring a variety of diverse viewpoints, backgrounds, skills, experiences and expertise to the Board. The Board believes that having a diverse board of directors fosters more productive and beneficial discussions and decision-making processes in support of the Company’s strategic objectives.

The Board has adopted a formal diversity policy, a copy of which is available on the Corporate Governance section of our Investor Relations website at https://investor.lantheus.com. Pursuant to our diversity policy, the Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the full Board for approval, potential director candidates. In selecting director candidates, the Nominating and Corporate Governance Committee considers a range of matters of diversity, including gender, race, ethnicity, culture, thought, geography, education and competencies, with the goal of having a Board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. The Nominating and Corporate Governance Committee also considers the results of the Board and committee evaluations and self-assessments described above, in making its nomination recommendations.

The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions. Our Board is in full compliance with Nasdaq’s Board Diversity Rule, and women now constitute one third of our Board.

Board Diversity Matrix (As of March 6, 2023)
	Female	Male
Total Number of Directors	9
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
African American or Black	1	—
White	2	6
Directors who are Military Veterans:	—	2

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	17

Qualifications and Experience of Directors

As discussed above, each year, our Board and each of its committees conduct self-evaluations of their performance and effectiveness, which includes an assessment of how well the Board’s collective experience and skillsets match the needs of the Company’s business in the then-current business environment.

As part of the revamped Board self-evaluation process conducted at the end of 2022, each director was asked to identify and in narrative form justify the extent to which she or he possessed functional experience critical to the composition and effectiveness of the Board. For purposes of that survey, to ensure each director was working with a common, objective understanding, the directors were guided by the following definitions:

•

Subject Matter Expertise. A director is considered to have “subject matter expertise” within a functional area if she or he has deep work experience, functional knowledge and proficiency to authoritatively opine on matters within that functional area.

•	Meaningful Experience. a director is considered to have “meaningful experience” within a functional area if she or he has the work experience, functional knowledge and proficiency to:

•	substantively contribute to strategic-level and technical-level discussions with, and constructively advise, our relevant leadership on matters and issues within that functional area;

•

critically review and analyze information presented to the Board within that functional area, and proactively ask questions, raise material issues and request additional information as needed to ensure that the Board is discharging its fiduciary duties of staying well informed and making reasonable decisions with respect to matters and issues implicating that functional area; and

•	act as a leading participant in Board-level conversations and decision-making on matters and issues within that functional area.

For these purposes, serving as a chief executive, financial or operating officer (to whom functional leadership within a given competency reported) may not automatically mean that the director, individually, has “meaningful experience” in a particular functional area.

The table below summarizes the subject matter expertise and meaningful experience represented on our Board in the functional areas critical to Board effectiveness.

Functional Area	Subject Matter Expertise	Meaningful Experience

Director or Officer of Public Company

An understanding of public company reporting responsibilities, investor relations, disclosure and other matters typically affecting public companies is important in navigating corporate governance issues appropriately.

	Markison Baylor-Henry Leno McHugh	Heino Ber Mäusli Pruden Thrall

Director of Life Sciences or Healthcare Company

Knowledge of the life sciences and healthcare industries ensures effective oversight of our business and the development and execution of our long-term strategy.

	Markison Baylor-Henry Ber Leno McHugh Thrall	Heino Mäusli Pruden

C-Suite Leadership

Experience in significant leadership positions (such as CEO, CFO, COO, CCO, CMO or similar positions) is valuable in overseeing our management’s performance. Directors with leadership experience also tend to demonstrate a practical understanding of organizations, strategy, risk management and corporate governance.

	Markison Heino Baylor-Henry Ber Leno McHugh Pruden Thrall	Mäusli

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	18

Functional Area	Subject Matter Expertise	Meaningful Experience

Strategy Development and Strategic Planning

Experience defining and driving strategic direction and growth are helpful in formulating, and overseeing effective execution of, our short- and long-term business strategies.

	Markison Heino Baylor-Henry Ber Leno McHugh	Mäusli Pruden Thrall

Human Capital Management and Talent Development

Experience in managing and developing people, their compensation, inclusion and diversity efforts, and succession planning is important in order to attract, develop, motivate and retain high-quality our senior management team and employees.

	Markison Baylor-Henry Ber Leno Thrall	Mäusli McHugh Pruden

Corporate Finance and Capital Markets Experience in corporate finance and capital markets ensures Board oversight of our access to and effective management of capital and our capital structure.	Markison Leno Mäusli	Heino Baylor-Henry McHugh Pruden Thrall

M&A and Business Development

Experience in mergers and acquisitions enables the Board to oversee our management team’s due diligence, financial analysis and forecasting, negotiation and closing of strategic transactions, successful integration of businesses and assets, and synergy capture.

	Markison Baylor-Henry Leno Mäusli McHugh Pruden	Heino Ber

Accounting and Financial Reporting Experience in technical accounting and financial reporting provides strong oversight of our financial performance, reporting obligations and internal controls.	Markison Leno Mäusli	Baylor-Henry McHugh Pruden

Sales and Marketing

Experience in the sales and marketing of drugs and medical devices and an understanding of the reimbursement environment is key in overseeing our management team’s commercialization plans and execution.

	Markison Heino Baylor-Henry McHugh Pruden	Ber Thrall

Manufacturing, Procurement and Supply Chain Management

Experience in technical operations assists the Board in understanding the technology transfer, manufacturing, procurement and supply chain, vendor oversight and labor relations activities in which we are involved.

	Markison Ber Leno	Heino Baylor-Henry Mäusli McHugh Pruden Thrall

Research and Clinical Development

Scientific, medical and technological competencies allow the Board to provide input into, and oversight of, our research and clinical development and life cycle management activities.

	Markison Baylor-Henry Thrall	Ber McHugh Pruden

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	19

Functional Area	Subject Matter Expertise	Meaningful Experience

Legal, Regulatory, Compliance and Governmental Affairs

Experience in understanding legal and regulatory obligations and risks, litigation and regulatory proceedings, and governmental and regulatory affairs facilitates the Board’s oversight of our compliance, compliance program, dispute resolution and governmental relations activities.

	Markison Baylor-Henry Pruden	Leno McHugh Thrall

Risk Assessment and Management

The scale, scope, and complexity of our business raises a multitude of evolving and interdependent risks. Experience in effectively identifying, prioritizing and managing a broad spectrum of risks can help the Board appreciate, anticipate and oversee our enterprise risk management efforts.

	Markison Baylor-Henry Leno	Ber Mäusli McHugh Pruden Thrall

Corporate Governance and ESG

Experience in environmental, social and governance matters will facilitate the long-term sustainability of our business and enable us to address the needs of our various stakeholders.

	Markison Baylor-Henry Leno Thrall	Heino Mäusli McHugh Pruden

Intellectual Property

Experience in the creation, prosecution, license, acquisition, defense and enforcement of intellectual property enables the Board to oversee our comprehensive patent and intellectual property portfolio.

	Markison	Pruden Thrall

Technology, Cybersecurity and Data Privacy

Experience in developing the best tools to advance operations, addressing physical and cybersecurity concerns, and identifying new business opportunities and risks supports our information security investments and programs.

Baylor-Henry Leno Pruden Thrall

International Experience

Experience in global operations will enable the Board to help management understand the different cultural, political, and regulatory requirements affecting our business activities.

	Markison Baylor-Henry Leno Pruden	Heino Ber Mäusli McHugh Thrall

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	20

Director Nomination Process; Process for Stockholders to Recommend Director Nominees

Each year, the Nominating and Corporate Governance Committee recommends, and the Board proposes, a slate of director nominees proposed for election at the annual meeting of stockholders. Stockholders may also nominate directors.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates and considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. The stockholder making the recommendation must follow the procedures and provide the information set forth in our Bylaws.

Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary. Those recommendations will be forwarded to the chair of the Nominating and Corporate Governance Committee. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our Bylaws and other information reasonably requested by the Company within the timeframe described in our Bylaws under the heading “Additional Information—Procedures for Submitting Stockholder Proposals.”

Communication with the Board of Directors

Any stockholder or other interested party who would like to communicate with the Board or any of its committees, the independent directors as a group or any specific member or members of the Board should send those communications to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary. Communications should specifically indicate for which member or members of the Board or any of its committees the communication is intended, as applicable. Those communications will generally be forwarded to the intended recipients. However, our Corporate Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	21

Director Nominee Biographies

Set forth below are the biographies for the Class II director nominees and each person whose term of office as a director will continue after the Annual Meeting.

Class II Directors for Election to a Three-Year Term Expiring at the 2026 Annual Meeting of Stockholders

Minnie Baylor-Henry
Director since 2022 Independent 75 years old Committees: Compensation Committee Science and Technology Committee	Specific Expertise: Ms. Baylor-Henry was chosen as a Director because of her regulatory and legal background and extensive experience in the pharmaceutical industry.

Minnie Baylor-Henry is a Director and a member of the Compensation and the Science and Technology Committees, serving on the Board of Directors since March 2022. Since 2015, Ms. Baylor-Henry has served as the President of B-Henry & Associates, a consulting firm focused on providing regulatory and compliance strategy services to life sciences companies. Prior to assuming her current role, she was the Worldwide Vice President for Regulatory Affairs for Johnson & Johnson’s Medical Devices & Diagnostics business where she was directly responsible for coordinating the regulatory strategy for the approval of a wide portfolio of products globally. Prior to that Ms. Baylor-Henry was a National Director for Regulatory & Capital Markets Consulting at Deloitte & Touche. From 1991-1999, she worked at the FDA where she served in many roles, most notably, FDA’s National Health Fraud Coordinator and, within the Center for Drugs, as the Director of the Division of Drug Marketing, Advertising, and Communications. In addition, Ms. Baylor-Henry is a former President & Board Chair of the Drug Information Association and of the Food and Drug Law Institute. Ms. Baylor-Henry is currently an independent director of Apyx Medical, Paratek Pharmaceuticals and scPharmaceuticals. Ms. Baylor-Henry is also a member of the Board of Directors of several not-for-profit companies, including Mass Eye & Ear Hospital, Howard University and Dress for Success Boston. Ms. Baylor-Henry received her Pharmacy degree from Howard University’s College of Pharmacy and her law degree from Catholic University’s Columbus School of Law.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	22

Heinz Mäusli
Director since 2020 Independent 60 years old Committees: Audit Committee Nominating and Corporate Governance Committee Finance and Strategy Committee	Specific Expertise: Mr. Mäusli was chosen as a Director because of his financial and legal background and extensive experience with radiopharmaceutical products.

Heinz Mäusli is a Director and a member of the Audit, Nominating and Corporate Governance and Finance and Strategy Committees, serving on the Board of Directors since June 2020. He is also a member of the Board of Directors of Inventiva SA. He served on the Board of Directors and as the Chairperson of the Audit Committee of Progenics Pharmaceuticals, Inc. (“Progenics”) from November 2019 until its acquisition by the Company. Mr. Mäusli is the former Chief Financial Officer of Advanced Accelerator Applications S.A., where he worked from 2003 to 2018 when the company was acquired by Novartis. Mr. Mäusli previously worked as a management consultant for a number of strategy projects in both Europe and the United States for Accenture and Gemini Consulting, as well as independently. He brings more than 15 years of experience in the molecular nuclear medicine industry, as well as significant management and executive experience. Mr. Mäusli received a Master’s of Business Administration from Columbia University and a Lic. Oec. from University of St.Gallen, Switzerland.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	23

Julie McHugh
Director since 2017 Independent 58 years old Committees: Nominating and Corporate Governance Committee (Chair) Compensation Committee	Specific Expertise: Ms. McHugh was chosen as a Director because of her strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Julie McHugh is a Director and the Chairperson of the Nominating and Corporate Governance Committee and a member of the Compensation Committee, serving on the Board since January 2017. Ms. McHugh brings over 35 years of experience in the pharmaceutical, biotech and medical devices industries. She served as Chief Operating Officer of Endo Health Solutions, Inc., where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to that, Ms. McHugh was CEO of Nora Therapeutics, Inc., a venture capital backed biotech startup company focused on developing novel therapies for the treatment of infertility disorders. Previously, she served as Company Group Chairperson for the Worldwide Virology business unit of Johnson & Johnson, and prior to that, she was President of Centocor, Inc., a Johnson & Johnson subsidiary. In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). Prior to joining Centocor, Ms. McHugh led the marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc. Ms. McHugh currently serves as Chairperson of the Board of Directors and as a member of the Nominating and Governance Committee and Audit Committee of Ironwood Pharmaceuticals, Inc., on the Board of Directors and Chairperson of the Compensation Committee and member of the Audit Committee of Evelo Biosciences, Inc. and on the Board of Directors of New Xellia Group A/S. Ms. McHugh also serves as a member of the Strategic Advisor Board for HealthCare Royalty Partners. She previously served on the Board of Directors of the Biotechnology Industry Organization, the New England Healthcare Institute, the Pennsylvania Biotechnology Association, Aerie Pharmaceuticals Inc., Trevena Pharmaceuticals, EPIRUS Pharmaceuticals, Inc. and ViroPharma Inc. Ms. McHugh received a Master of Business Administration from St. Joseph’s University and a Bachelor of Science from Pennsylvania State University.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	24

Class III Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

Brian Markison
Director since 2012 Chairperson Independent 63 years old Committees: Finance and Strategy Committee (Chair) Science and Technology Committee	Specific Expertise: Mr. Markison was chosen as a Director because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Brian Markison is the Non-Executive Chairperson of the Board, the Chairperson of the Finance and Strategy Committee, and a member of the Science and Technology Committee. Mr. Markison joined the Board in September 2012 and was elevated to Chairperson in January 2013. Mr. Markison has been a Healthcare Industry Executive for Avista Capital Partners since September 2012. Mr. Markison is a seasoned executive with more than 30 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. He is currently Chief Executive Officer and a Director of RVL Pharmaceuticals plc (formerly known as Osmotica Pharmaceuticals plc), after serving as Executive Chairperson of one of its predecessor companies, Vertical/ Trigen Holdings, LLC. Previously, he held the position of President and Chief Executive Officer and member of the Board of Directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology, prior to its sale to Sandoz, the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairperson and Chief Executive Officer of King Pharmaceuticals, which he joined as Chief Operating Officer in March 2004, and was promoted to President and Chief Executive Officer later that year and elected Chairperson in 2007. Prior to joining King, Mr. Markison held various senior leadership positions at Bristol-Meyers Squibb, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. Mr. Markison also serves on the Board of Directors of Cosette Pharmaceuticals. He is also a Director of the College of New Jersey. Mr. Markison holds a Bachelor of Science degree from Iona College.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	25

Gary Pruden
Director since 2018 Independent 61 years old Committees: Compensation Committee (Chair) Audit Committee Finance and Strategy Committee

Specific Expertise:

Mr. Pruden was selected as a Director because of his strong financial, operational management, international and regulatory background and his extensive experience in the global pharmaceutical industry.

Gary J. Pruden is a Director, Chairperson of the Compensation Committee and a member of the Audit and Finance and Strategy Committees, serving on the Board since February 2018. Mr. Pruden has over 30 years of experience in the global healthcare industry. Most recently, Mr. Pruden held a number of senior commercial leadership positions across both the medical device and pharmaceutical sectors of J&J from 1985 until 2017. In April 2016, Mr. Pruden was appointed as a member of the Executive Committee of J&J, where his official title was Executive Vice President, Worldwide Chairperson, Medical Devices. Prior to that, he held roles of increasing responsibility within J&J, serving as Worldwide Chairperson in the Medical Devices division from 2015 to 2016, as Worldwide Chairperson of Global Surgery Group from 2012 to 2015, as Company Group Chairperson of Ethicon, Inc. from 2009 to 2012, as Worldwide President of Ethicon, Inc., a J&J subsidiary, from 2006 to 2009, and as President of the J&J subsidiary, Janssen-Ortho Inc. in Canada, from 2004 to 2006. Mr. Pruden has also served in several capacities, including Chairperson of Technology & Regulatory Committee and Executive Committee Member, with the Advanced Medical Technology Association, a medical device trade association. Mr. Pruden currently serves on the Board of Directors and as a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of Motus GI Holdings, Inc., on the Board of Directors for Ossio Inc., on the Board of Directors of Avisi Technologies Inc. and on the Board of Directors and as a member of the Compensation Committee for Olympus Corporation. Mr. Pruden received his Bachelor of Science in Finance at Rider University, where he later served on the Board of Trustees from 2011 until 2015.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	26

Dr. James H. Thrall
Director since 2018 Independent 79 years old Committees: Science & Technology Committee (Chair) Nominating & Corporate Governance Committee

Specific Expertise:

Dr. Thrall was chosen as a Director because of his extensive experience in nuclear medicine and radiology, including in connection with imaging modalities and the development and use of innovative new technologies, including artificial intelligence.

Dr. James H. Thrall is a Director, the Chairperson of the Science and Technology Committee and a member of the Nominating and Corporate Governance Committee, serving on the Board since February 2018. Dr. Thrall currently holds the Distinguished Juan M. Taveras Professorship of Radiology at Harvard Medical School, having also served as Chairperson of the Department of Radiology at the Massachusetts General Hospital from 1988 until 2013. Previously, Dr. Thrall served as Chairperson of Radiology at the Henry Ford Hospital between 1983 and 1988, where he also served as a Physician Trustee and held the position of Vice Chairperson of the Board of Governors of the Henry Ford Medical Staff. Dr. Thrall is a member of the National Academy of Medicine and has served in leadership and board of directors positions at many U.S. and international medical and professional societies. Dr. Thrall received his M.D. from the University of Michigan in 1968 and trained in Radiology and Nuclear Medicine at the Walter Reed Army Medical Center, Washington, D.C. Dr. Thrall returned to the University of Michigan in 1975 and was promoted to Professor in 1981.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	27

Class I Directors Continuing in Office until the 2025 Annual Meeting of Stockholders

Mary Anne Heino
Director since 2015 63 years old President and Chief Executive Officer

Specific Expertise:

Ms. Heino was chosen as a Director because of her role as President and Chief Executive Officer, which gives her an extensive understanding of our business and operations, and because of her broad experience in the pharmaceutical industry.

Mary Anne Heino has served as our President and Chief Executive Officer and as a Director since August 2015. She previously served as our Chief Operating Officer, a position she held from March 2015 until August 2015, and as our Chief Commercial Officer, a position she held from April 2013 (when she joined the Company) until March 2015. Ms. Heino brings more than 25 years of diverse pharmaceutical industry experience to the Board. Prior to joining Lantheus, Ms. Heino led Angelini Labopharm LLC and Labopharm USA in the roles of President and Senior Vice President of WorldWide Sales and Marketing from February 2007 to March 2012. From May 2000 until February 2007, Ms. Heino served in numerous capacities at Centocor, Inc., a Johnson & Johnson (“J&J”) company. Ms. Heino began her professional career with Janssen Pharmaceutica, another J&J company, in June 1989 and worked her way up to the role of Field Sales Director in 1999. Ms. Heino received her Master in Business Administration from the Stern School of Business at New York University. She earned a Bachelor of Science in Nursing from the City University of New York and a Bachelor’s of Science in Biology from the State University of New York at Stony Brook. Ms. Heino currently serves on the Executive Committee of the Massachusetts Business Roundtable and the Board of MassMEDIC.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	28

Dr. Gérard Ber
Director since 2020 Independent 65 years old Committees: Compensation Committee Science and Technology Committee	Specific Expertise: Dr. Ber was chosen as a Director because of his commercial and operational management background and extensive experience with radiopharmaceutical products.

Dr. Gérard Ber is a Director and a member of the Compensation and Science and Technology Committees, serving on the Board since June 2020. Dr. Ber is also a member of the Board of Y-mAbs Therapeutics, Inc and Evergreen Theragnostics. He served on the Board of Directors of Progenics from November 2019 until its acquisition by the Company. Dr. Ber was also the Co-Founder and former Chief Operating Officer of Advanced Accelerator Applications S.A. from 2002 until its acquisition by Novartis AG in January 2018. He brings over 30 years of experience in molecular nuclear medicine, specifically including product development, production and commercialization of diagnostics and therapeutic products for several indications in various diseases. Dr. Ber received his Doctorat from the Université of Pharmacy of Grenoble France.

Lantheus 2023 Proxy Statement	Proposal 1: Election of Directors	29

Samuel Leno
Director since 2012 Independent 77 years old Committees: Audit Committee (Chair) Nominating and Corporate Governance Committee Finance and Strategy Committee	Specific Expertise: Mr. Leno was chosen as a Director because of his financial expertise and industry background.

Samuel Leno is a Director and the Chairperson of the Audit Committee and a member of the Nominating and Corporate Governance and Finance and Strategy Committees, serving on the Board since May 2012. Mr. Leno is a strategic executive with more than 40 years of experience with complex multinational companies. He most recently held the positions of Executive Vice President and Chief Operations Officer at Boston Scientific. He previously served as Executive Vice President, Finance and Information Systems and Chief Financial Officer. He retired from Boston Scientific in December 2011. Prior to joining Boston Scientific, Mr. Leno served as Executive Vice President, Finance and Corporate Services and Chief Financial Officer at Zimmer Holdings, Inc. and Chief Financial Officer positions at Arrow Electronics, Inc., Corporate Express, Inc. and Coram Healthcare. Previously, he held a variety of senior financial positions at Baxter International, Inc. and American Hospital Supply Corporation. He was the Chairperson of the Board of Directors and of the Audit Committee of Zest Anchors, Inc. He previously served on the Boards of Directors and the Audit Committees of Omnicare and TomoTherapy, Inc. and also served on the Board of Directors of Endotronix, Inc. Mr. Leno served as a Lieutenant in the United States Navy and is a Vietnam veteran. He holds a Bachelor of Science in Accounting from Northern Illinois University and a Master of Business Administration from Roosevelt University.

Lantheus 2023 Proxy Statement	Director Compensation	30

Director compensation

As part of its commitment to strong governance, an independent compensation consultant is engaged to review, analyze and make recommendations regarding the Company’s non-employee director compensation program. The review covers the levels of cash and equity compensation that are provided to non-employee directors, as well as the overall design and structure of the program, against the same peer group of public companies used for executive compensation benchmarking purposes. The independent compensation consultant makes recommendations to the Nominating and Corporate Governance Committee, which (in consultation with the Compensation Committee) recommends to the full Board for approval, any changes to the non-employee director compensation program.

After reviewing the results of a compensation study prepared by Pearl Meyer, the Compensation Committee’s independent compensation consultant for 2022, the Nominating and Corporate Governance Committee (in consultation with the Compensation Committee) recommended, and the Board approved, increases in the annual fees and annual equity grants for the Board and certain committees for the April 2022 to April 2023 director term, including an increase to the annual fee for the Chairs of the Finance and Strategy and Science and Technology Committees to match the fee for the Chair of the Nominating and Corporate Governance Committee, as reflected in the table below.

Consistent with this benchmarking exercise, the Board adopted the following plan for annual compensation applicable to each of our non-employee directors. The annual compensation is a combination of cash (paid quarterly in advance and prorated for partial periods of service) for services as a director and, as applicable, a Board committee member, together with equity. The timing of our annual grant of equity to our non-employee directors to align with the timing of our Annual Meeting and the term of service of each non-employee director.

Elements of Director Compensation

Each independent director receives annual compensation in the form of an annual cash retainer and an annual equity retainer as noted below:

Board / Committee	Chair	Member	Grant Date Fair Value of Annual Equity Grant(1)
Board of Directors	$117,500	$55,000	$280,000
Audit Committee	$25,000	$10,000	—
Compensation Committee	$20,000	$7,500	—
Nominating and Corporate Governance Committee	$15,000	$5,000	—
Finance and Strategy Committee(2)	$15,000	$5,000	—
Science and Technology Committee(2)	$15,000	$5,000	—

(1)	Increased from $155,000 in 2021.

(2)	Compensation for the Chair increased from $7,500 in 2021.

Non-employee directors are also entitled to reimbursement for out-of-pocket expenses incurred in connection with rendering those services for so long as they serve as directors. Directors who are employees of the Company (i.e., our CEO) do not receive separate or additional compensation for their services as directors or committee members.

Lantheus 2023 Proxy Statement	Director Compensation	31

The following table shows the actual compensation paid to the individuals who served as our non-employee directors in 2022:

Director Compensation

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(3)	Total
Brian Markison(4)	$137,500	$139,956	$139,980	$417,436
Minnie Baylor-Henry (5)	$56,250	$165,770	$139,980	$362,000
Gérard Ber(6)	$67,500	$139,956	$139,980	$347,436
Samuel Leno(7)	$90,050	$139,956	$139,980	$369,986
Heinz Mäusli(8)	$75,000	$139,956	$139,980	$354,936
Julie McHugh(9)	$77,500	$139,956	$139,980	$357,436
Gary Pruden(10)	$90,000	$139,956	$139,980	$369,936
Dr. James Thrall(11)	$75,000	$139,956	$139,980	$354,936

(1)

Ms. Heino does not receive any additional compensation for her service as a director and is not listed in the table above. For information regarding Ms. Heino’s 2022 compensation, see the Summary Compensation Table below.

(2)

The amounts in the stock awards column reflect the aggregate grant date fair value, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), of RSUs (as defined below) granted in 2022, excluding the effect of estimated forfeitures. The aggregate grant date fair value of RSUs is measured based on the closing fair market value of a share of our common stock on the date of grant, multiplied by the number of Shares subject to the award granted. This grant date fair value does not necessarily correspond to the actual value that will ultimately be realized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting. The assumptions used in the valuation of stock-based awards are discussed in Note 16 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

(3)

The amounts in the option awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of options granted in 2022. The assumptions used in the valuation of option awards are discussed in Note 16 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

(4)

On May 6, 2022, Mr. Markison was granted 2,180 RSUs and stock options for 4,068 shares of common stock as his regular annual director grant. As of December 31, 2022, Mr. Markison held 2,180 unvested RSUs and 4,068 unvested stock options.

(5)

On March 3, 2022 Ms. Baylor Henry was granted 517 RSUs as a prorated portion of her regular annual director grant. On May 6, 2022, Ms. Baylor-Henry was granted 2,180 RSUs and stock options for 4,068 shares of common stock as her regular annual director grant. As of December 31, 2022, Ms. Baylor-Henry held 2,697 unvested RSUs and 4,068 unvested stock options.

(6)

On May 6, 2022, Dr. Ber was granted 2,180 RSUs and stock options for 4,068 shares of common stock as his regular annual director grant. As of December 31, 2022, Dr. Ber held 2,180 unvested RSUs and 4,068 unvested stock options.

(7)

On May 6, 2022, Mr. Leno was granted 2,180 RSUs and stock options for 4,068 shares of common stock as his regular annual director grant. As of December 31, 2022, Mr. Leno held 2,180 unvested RSUs and 4,068 unvested stock options.

(8)

On May 6, 2022, Mr. Mäusli was granted 2,180 RSUs and stock options for 4,068 shares of common stock as his regular annual director grant. As of December 31, 2022, Mr. Mäusli held 2,180 unvested RSUs and 4,068 unvested stock options.

(9)

On May 6, 2022, Ms. McHugh was granted 2,180 RSUs and stock options for 4,068 shares of common stock as her regular annual director grant. As of December 31, 2022, Ms. McHugh held 2,180 unvested RSUs and 4,068 unvested stock options.

(10)

On May 6, 2022, Mr. Pruden was granted 2,180 RSUs and stock options for 4,068 shares of common stock as his regular annual director grant. As of December 31, 2022, Mr. Pruden held 2,180 unvested RSUs and 4,068 unvested stock options.

(11)

On May 6, 2022, Dr. Thrall was granted 2,180 RSUs and stock options for 4,068 shares of common stock as his regular annual director grant. As of December 31, 2022, Dr. Thrall held 2,180 unvested RSUs and 4,068 unvested stock options.

All non-employee directors are subject to the Company’s Stock Ownership and Retention Guidelines described below, which require each director to hold Shares valued at an amount equal to three times the annual cash retainer received for Board services (excluding committee and chair retainers). Until a non-employee director achieves her or his required ownership level, she or he is required to retain 50% of all after-tax Shares issued upon (i) the exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other equity award (such as restricted stock awards (“RSAs”), restricted stock units (“RSUs”), performance-based vesting (“PSAs”) and performance-based restricted stock units (“PSUs”)) granted in or after 2019. Our non-employee directors are required to comply with the Stock Ownership and Retention Guidelines within five years of when the Stock Ownership and Retention Guidelines first apply to them. As of December 31, 2022, each of our directors had either already achieved the requirements under the Guidelines or was within the five-year period to comply.

In addition, all directors are subject to the prohibitions on transacting in Company securities described under the heading “Short Term Trading, Hedging and Pledging Prohibition.”

Lantheus 2023 Proxy Statement	Beneficial Ownership	32

Beneficial ownership

Beneficial Ownership of Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group and (iv) each person known to us to beneficially own more than 5% of our common stock. For our directors and officers, except as otherwise indicated in the footnotes below, the information is as of the record date, March 6, 2023. For other stockholders who own more than 5% of our common stock, the information is as of the most recent Schedule 13G filed by each of those stockholders with the SEC.

Beneficial ownership of Shares is determined under rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

Percentage of beneficial ownership is calculated in part based on 68,203,073 Shares outstanding as of March 6, 2023. Shares underlying RSAs or RSUs that are currently vested or that will vest within 60 days of March 6, 2023, and stock options currently exercisable or exercisable within 60 days of the date of this proxy statement, are deemed to be outstanding and beneficially owned by the person holding those RSAs, RSUs and options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated, the address for each holder listed below is c/o Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership
Directors and Named Executive Officers
Brian Markison(1)	63,196	*
Mary Anne Heino(2)	553,600	*
Minnie Baylor-Henry(3)	517	*
Gérard Ber(4)	48,004	*
Samuel Leno(5)	83,168	*
Heinz Mäusli(6)	42,205	*
Julie McHugh(7)	24,290	*
Gary Pruden(8)	28,765	*
Dr. James Thrall(9)	28,380	*
Robert J. Marshall Jr.(10)	50,299	*
Paul Blanchfield(11)	21,601	*
Etienne Montagut(12)	29,164	*
Daniel M. Niedzwiecki(13)	35,842	*
All Directors and Executive Officers as a Group (15 persons)(14)	1,047,304	1.5%
5% Stockholders
BlackRock, Inc.(15)	8,203,470	12.0%
The Vanguard Group, Inc.(16)	7,247,124	10.6%

*	Represents beneficial ownership of less than 1% of our outstanding Shares.

(1)

Includes 32,768 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2023. Does not include 2,180 unvested RSUs and 4,068 unvested stock options held by Mr. Markison.

(2)

Includes 44,484 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2023. Does not include 473,905 unvested RSUs, PSUs and stock options held by Ms. Heino.

(3)	Does not include 2,180 unvested RSUs and 4,068 unvested stock options held by Ms. Baylor-Henry.

(4)

Includes 17,481 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2023. Does not include 2,180 unvested RSUs and 4,068 unvested stock options held by Mr. Ber.

Lantheus 2023 Proxy Statement	Beneficial Ownership	33

(5)

Includes 29,423 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2023. Does not include 2,180 unvested RSUs and 4,068 unvested stock options held by Mr. Leno.

(6)

Includes 17,481 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2023. Does not include 2,180 unvested RSUs and 4,068 unvested stock options held by Mr. Mäusli.

(7)	Does not include 2,180 unvested RSUs and 4,068 unvested stock options held by Ms. McHugh.

(8)	Does not include 2,180 unvested RSUs and 4,068 unvested stock options held by Mr. Pruden.

(9)	Does not include 2,180 unvested RSUs and 4,068 unvested stock options held by Mr. Thrall.

(10)	Does not include 145,580 unvested RSUs, PSUs and stock options held by Mr. Marshall.

(11)	Does not include 111,179 unvested RSUs, PSUs and stock options held by Mr. Blanchfield.

(12)	Does not include 102,684 unvested RSUs, PSUs and stock options held by Mr. Montagut.

(13)

Includes 2,846 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2023. Does not include 71,164 unvested RSUs, PSUs and stock options held by Mr. Niedzwiecki.

(14)

Includes 144,483 Shares issuable upon exercise of outstanding options that were exercisable within the 60-day period following March 6, 2023. Does not include 1,021,738 unvested RSUs, PSUs and stock options held by our directors and executive officers as a group.

(15)

Based solely on Amendment No. 3 to Schedule 13G filed on January 26, 2023 by BlackRock, Inc. In that filing, BlackRock, Inc. reports sole voting power with respect to 8,062,860 Shares and sole dispositive power with respect to 8,213,720 Shares, and lists its address as 55 E. 52nd Street, New York, New York 10055.

(16)

Based solely on the Amendment No. 6 to Schedule 13G filed on February 9, 2023 by The Vanguard Group, Inc. In that filing The Vanguard Group, Inc. reports sole dispositive power with respect to 7,062,554 Shares, shared voting power with respect to 116,266 Shares and shared dispositive power with respect to 184,570 Shares and lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”), requires our executive officers, directors, and “beneficial owners” of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2022, all transactions were reported on a timely basis except for: a Form 4 by Vivian Ying Yao reporting an acquisition of common stock on January 18, 2022 was not filed on a timely basis due to administrative error and was subsequently disclosed in a Form 4 filed on March 7, 2022 and Forms 4 filed on March 10, 2022 on a timely basis for Messrs. Markison, Ber, Leno, Mäusli and Pruden, Mses. Baylor-Henry and Ms. McHugh and Dr. Thrall reporting grants of options, for each respectively, inadvertently reported an inaccurate number of options due to administrative error and were subsequently corrected in Forms 4/A filed on May 12, 2022.

Lantheus 2023 Proxy Statement	Proposal 2: Advisory Vote to Approve Executive Compensation	34

Proposal 2: Advisory vote to approve executive compensation

We are seeking your advisory vote as required by Section 14A of the Exchange Act, to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board will review the voting results and strongly take them into consideration when making future decisions regarding executive compensation.

Our executive compensation program is designed to:

•	enable us to attract, motivate and retain the level of successful, qualified executive leadership talent necessary to achieve our long-term goals;

•	align the economic interests of our executives with those of our stockholders;

•	reward Company and individual performance; and

•	be well understood and perceived as fundamentally fair to all stakeholders, including participants and stockholders.

Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly tied to the achievement of strategic, operational and corporate performance objectives, as well as our relative performance against comparable companies.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving the goals of our executive compensation program.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Lantheus Holdings, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

Vote Required and Board of Directors’ Recommendation

Although the “say-on-pay” vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will strongly consider the outcome of the vote when determining future compensation arrangements for our executive officers. The resolution will be approved, on an advisory basis, if the votes cast FOR exceed the votes cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the voting of this proposal. We expect to hold an advisory vote to approve the compensation of our named executive officers annually until the next advisory vote on the frequency of such advisory votes, which will occur no later than our 2026 Annual Meeting of Stockholders. Accordingly, we expect that the next “say-on-pay” vote will occur at the 2024 Annual Meeting of Stockholders.

Lantheus 2023 Proxy Statement	Executive Compensation	35

Executive compensation

Compensation Discussion and Analysis

Fiscal 2022 Overview

The Compensation Discussion and Analysis section of this proxy statement describes the compensation awarded to and earned by our named executive officers (“NEOs”) for 2022 and provides our stockholders with an explanation of our executive compensation program, the decisions made by our Compensation Committee during 2022 relating to that program and other relevant information.

Our NEOs for the year ended December 31, 2022 were:

NEO	Title
Mary Anne Heino	President and Chief Executive Officer
Robert J. Marshall, Jr.	Chief Financial Officer and Treasurer
Paul M. Blanchfield(1)	Chief Operating Officer
Etienne Montagut	Chief Business Officer
Daniel M. Niedzwiecki	Senior Vice President, General Counsel and Corporate Secretary

(1)	Mr. Blanchfield was our Chief Commercial Officer until June 15, 2022 when he was promoted to Chief Operating Officer.

Executive Summary	Philosophy & Program	Process	Decisions	Other

The Executive Summary below provides an overview of our business, performance highlights, key compensation-related decisions made in the most recent year, and governance highlights.

Business Summary and Performance Highlights

With more than 65 years of experience in delivering life-changing science, we are committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease. We classify our products in three categories: Radiopharmaceutical Oncology, Precision Diagnostics, and Strategic Partnerships and Other Revenue.

•	Our Radiopharmaceutical Oncology diagnostics and therapeutics help healthcare professionals (“HCPs”) Find, Fight and Follow cancer.

•	Our leading Precision Diagnostic products assist HCPs to Find and Follow diseases, with a focus in cardiology.

•

Our Strategic Partnerships focus on enabling precision medicine through the use of biomarkers, digital solutions and pharma services platforms, and also includes our license of RELISTOR to Bausch Health Companies, Inc.

2022 was a banner year for our Company, highlighted by, but not limited to, the following:

•

We exceeded our Net Revenue and Bonus EPS (each as defined under the heading “2022 Executive Bonus Plan–Corporate Performance Factor and Actual Achievement” below) targets for the year, and we achieved or exceeded each of our strategic objectives for the year.

•

We solidified prostate-specific membrane antigen (“PSMA”) positron emission tomography (“PET”) with PYLARIFY as the prostate cancer PSMA PET imaging agent of choice in the United States prostate cancer community, maintaining growth and market leadership amidst competition. PYLARIFY revenues in 2022 were approximately $527.4 million, well outperforming market expectations.

•

We enhanced our manufacturing capacity and optionality across our PET manufacturing facilities (“PMF”) network and increased PYLARIFY brand awareness within urology, oncology and radiology HCPs. We also continued to progress our Pharma Services partnerships for PYLARIFY, including new collaborations with each of Curium and Novartis to add PYLARIFY to their PSMA-targeted therapeutic trials.

•

We maintained our market leadership with our Microbubble franchise and grew DEFINITY sales to approximately $245 million. We also signed three new Pharma Services strategic collaborations for use of our microbubbles, including one with SonoThera, who will use our microbubbles in combination with their ultrasound-guided, non-viral, gene therapy platform and treatments.

Lantheus 2023 Proxy Statement	Executive Compensation	36

•

In February 2022, we received FDA approval for our supplemental new drug application for an on-campus manufacturing facility. This facility provides us with supply chain optionality and the opportunity for margin expansion as we progressively include inventory from this manufacturing line into our supply chain.

•

In December 2022, we expanded our pipeline by closing a set of strategic collaborations with Point Biopharma Global Inc. (“POINT Biopharma”), and acquiring exclusive worldwide rights (excluding Japan, South Korea, China (including Hong Kong, Macau and Taiwan), Singapore and Indonesia) to co-develop and commercialize POINT Biopharma’s PNT2022 and PNT2003 product candidates.

•

In December 2022, we also refinanced our revolving credit facility, increased our borrowing capacity to $350 million, refinanced our existing term loan with $575 million of senior convertible notes, and executed a $75 million stock repurchase as part of our $150 million Board-approved stock repurchase plan.

•

During 2022, we developed and retained the talent and expertise we have within our organization and successfully recruited key new hires to ensure we have the needed talent to meet our strategic objectives. Examples of our successes include: our ranking as one of the top women-led businesses in Massachusetts; establishing a leadership development program; revitalizing training and onboarding programs on inclusion, collaboration, Company values and mission and Company culture; and initiating a pilot co-op program to access emerging talent. Our executive team has been extensively involved in these initiatives.

•

We transformed our processes and information by taking steps to adopt new technology including completing the discovery phase and system selection for our new enterprise resource planning system and completing the discovery phase on our new communications hub.

Lantheus 2023 Proxy Statement	Executive Compensation	37

Key Compensation Decisions and Actions

The following is a summary of the Compensation Committee’s key decisions and actions regarding executive compensation in 2022 and early 2023. These decisions were guided by our business needs, compensation philosophy, performance, and governance framework.

Compensation Area	Highlights

Base Salary

•  Approved merit-based adjustments to base salary in early 2022 in the normal course of our compensation cycle. The adjustments were implemented on April 1, 2022.

•  Certain executives received mid-year salary adjustments based on role changes or review of additional relevant market data.

2022 Executive Leadership Team Incentive Bonus Plan (the “2022 Executive Bonus Plan”)

•  At the beginning of fiscal year 2022, approved the design of the 2022 Executive Bonus Plan (as described in detail under the heading “2022 Executive Bonus Plan” below) that:

¡  utilized financial metrics consisting of Net Revenue and Bonus EPS;

¡  converted the strategic performance modifier introduced in 2021 to a weighted component, replacing free cash flow;

¡  established individual performance objectives for each NEO; and

¡  as a way to ensure fairness to stockholders, avoid windfall payouts and incent the management team to drive further over-performance, increased in the second quarter of 2022 the Net Revenue and Bonus EPS thresholds, targets and maximum performance levels under the 2022 Executive Bonus Plan (which was originally connected to the Company’s original 2022 Business Plan approved in December 2021) when it became apparent in early 2022 that PYLARIFY sales (and hence Net Revenues and Bonus EPS) were vastly exceeding the expectations underlying that original 2022 Business Plan.

•  In early 2023, the Compensation Committee reviewed our performance against our corporate metrics and strategic objectives, as well as each NEO’s performance against their individual performance objectives. Following the Compensation Committee’s certification of results, our average payout to each NEO under the 2022 Executive Bonus Plan was 164% of target.

Equity Compensation for Fiscal Year 2022

•  Granted new equity awards to our NEOs in March 2022 consisting of 50% PSUs, 25% RSUs, and 25% stock options. We reintroduced stock options into the long-term incentive program to align compensation with value creation and business growth and to attract and retain talent; we last granted stock options in 2015, prior to our initial public offering.

•  Continued to tie the vesting of the 2022 PSU grants to relative Total Shareholder Return (“rTSR”) performance against the S&P 600 Health Care Index.

•  For the PSU awards granted in 2020, certified our three-year rTSR performance against the S&P 600 Health Care Index, which resulted in the vesting of 200% of the target number of Shares subject to those PSU awards.

•  Introduced retirement features into certain equity awards for certain participants, including our NEOs, who retire at age 55 or older and who have served the Company for at least 10 years, in order to facilitate orderly transitions from the Company upon retirement and to provide competitive hiring and retention advantages within our overall compensation program.

Equity Compensation for Fiscal Year 2023

•  The structure of our equity compensation program for 2023 remains the same as the 2022 structure, except that for the PSU awards granted in 2023, we changed our rTSR comparator group to the S&P 400 Health Care Index to reflect the Company’s shift from the S&P 600 Health Care Index to the S&P 400 Health Care Index during fiscal year 2022.

Process / Governance

•  Appointed Ms. Baylor-Henry to the Compensation Committee following her appointment to the Board in March 2022.

•  Updated our peer group of comparable companies for 2022 compensation planning purposes to better reflect the Company’s significant growth in 2022.

Lantheus 2023 Proxy Statement	Executive Compensation	38

Key Compensation Governance Attributes

We believe that a sound executive compensation program is grounded in key governance practices. Below is a summary of what we consider to be the good governance features of our executive compensation program:

Executive Summary	Philosophy & Program	Process	Decisions	Other

The following section describes our overall compensation philosophy and executive compensation program.

Compensation Philosophy

The core philosophy of our executive compensation program is to support our primary objective of being a provider of innovative imaging diagnostics, radiotherapeutics, and artificial intelligence solutions designed to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Specifically, the Compensation Committee believes the most effective executive compensation program for all executives, including NEOs:

•	enables us to attract, motivate and retain the level of successful, qualified executive leadership talent necessary to achieve our long-term goals;

•	aligns the economic interests of our executives with those of our stockholders;

•	rewards Company and individual performance; and

•	is well understood and perceived as fundamentally fair to all stakeholders, including executives and stockholders.

While we do not target any specific mix of compensation, it is our intent to have a significant portion of total compensation be variable in nature to promote a pay for performance culture. Further, the Compensation Committee is committed to a program that contains a strong link between achieving our financial and strategic objectives and compensation earned or awarded to further support this culture.

Consistent with our compensation philosophy, it is generally our policy to not extend significant perquisites to our executives that are not available to all of our employees. We may reimburse relocation-related expenses for individual employees, which may include NEOs, when warranted.

Our compensation philosophy allows for flexibility in establishing compensation levels and pay mix for executives. This flexibility is important to ensure our executive compensation program is competitive and that our

Lantheus 2023 Proxy Statement	Executive Compensation	39

compensation decisions appropriately reflect the unique contributions and characteristics of our NEOs. The CEO’s target compensation has a greater emphasis on variable compensation than that of the other NEOs, because her actions have a greater influence on the performance of the Company as a whole. For all NEOs, the mix of target compensation elements is heavily weighted toward variable compensation with a balanced focus on strategic, financial and stock performance.

The Compensation Committee considers the following factors when determining compensation for our executive officers, including our NEOs:

•	the executive’s individual performance during the year;

•	her or his projected role and responsibilities for the coming year;

•	her or his actual and potential impact on the successful execution of our strategy;

•	the retentive value of her or his outstanding equity grants;

•	recommendations from the Compensation Committee’s independent compensation consultant, as well as, for executive officers other than the CEO, recommendations from our CEO;

•	the requirements of any applicable employment agreements;

•	relative pay among the executive officers; and

•	current market conditions and compensation practices, including relative to our peer group of companies used to benchmark compensation.

The weighting of these and other relevant factors is determined on an individual basis for each executive after consideration of the relevant facts and circumstances.

The Compensation Committee targets the 50th percentile of the market for target compensation opportunities, but reserves the right to compensate NEOs above or below that level based on the factors identified above. Further, actual compensation earned can be greater or less than target compensation based on Company and individual performance.

Lantheus 2023 Proxy Statement	Executive Compensation	40

Compensation Program

Our executive compensation program is designed to achieve several important objectives, which we articulate in our compensation philosophy above. We accomplish these objectives through different elements of compensation, each with its own purpose, operation, and timing. Although the Compensation Committee has established a cadence for setting and re-evaluating compensation levels and granting awards, the Compensation Committee has the flexibility to adjust compensation or grant awards outside of the typical process in order to support or achieve our compensation objectives. Below is a summary of each of the primary elements of our executive compensation program, the purpose of each such element, and the general timing of when each element is adjusted or awards are granted, as applicable.

	Pay Element	Payment Form	Description/Objectives	Timing

Fixed	Base Salary	Cash	Fixed amount to attract and retain executive talent needed to achieve our Company objectives and strategy.	Initial base salaries are set at the time of hire and adjustments to base salaries are considered in the first quarter of each year after weighing the factors identified above. The Compensation Committee may also adjust base salaries at any point during the year as it determines appropriate.

Variable	Executive Bonus Plan	Cash	Performance-based compensation used to motivate and reward individuals to achieve pre-established Company goals and promote individual performance.	Measured and paid out on an annual basis. Goals are typically set in the first 90 days of the year, and payouts are made upon completion of the year, determination of results, and Compensation Committee approval of payouts.

Variable	Long-Term Incentives	Equity	Variable incentive compensation consisting of a mix of time-based and performance-based equity awards. Promotes performance, supports retention, and creates stockholder alignment.	Generally granted at the time of hire or promotion, and annually following the close of the previous fiscal year.

Fixed	Benefits	Varies	Fixed benefits and security to promote individual health, welfare and retirement income under our broad-based employee benefits program, generally on the same terms and conditions as those that apply to our non-executive employees.	Varies by each benefit program.

Lantheus 2023 Proxy Statement	Executive Compensation	41

Compensation Policies and Features

In addition to the compensation elements described above, our executive compensation program also incorporates the following policies and features that our Compensation Committee believes are fundamental to a well-constructed and balanced compensation program.

•

Stock Ownership and Retention Guidelines. The Company has Stock Ownership and Retention Guidelines (“Guidelines”) intended to promote long-term stock ownership on the part of our CEO and our executive officers who are Senior Vice Presidents or above who report to the CEO (which includes all of our NEOs). These executive officers are required to hold (vested) Shares having an aggregate value at least equal to a specified multiple of her or his base salary, as determined by her or his position, as follows:

Role	Stock Ownership Required as a Multiple of Salary
Chief Executive Officer	3x
Other Executive Officers	1x

Until an executive officer achieves her or his required ownership level, she or he is required to retain 50% of all after-tax Shares issued upon (i) exercise of any vested Company stock option award (calculated on a net exercise basis) or (ii) the vesting of any other equity award (such as RSAs, RSUs, PSAs and PSUs) granted in or after 2019. Our executive officers are required to comply with the Guidelines within five years of when the Guidelines first apply to them. As of December 31, 2022, each of our NEOs either already achieved the requirements under the Guidelines or was within the five-year period to comply.

•

Comprehensive Clawback Policy. Effective January 1, 2022, we implemented a new, more robust clawback policy to apply to all compensation paid to NEOs, supplementing the clawback policy that was incorporated in our 2015 Equity Incentive Plan. The preexisting clawback policy under the 2015 Equity Incentive Plan posed certain risks, as not all forms of performance-based compensation were subject to our recoupment. We developed a more comprehensive clawback policy to reduce any potential risk if the clawback policy needed to be utilized. Our new clawback policy states that we may claw back performance-based cash and equity compensation from current executives, including our NEOs, in the event of a financial restatement due to gross negligence, misconduct or fraud. Compensation may be recouped for all fiscal periods related to the restatement. Any utilization of this clawback policy will be determined at the discretion of the Compensation Committee. We expect to further update our clawback policy to comply with the specifics of the Nasdaq listing standards once Nasdaq adopts those requirements.

•

Short Term Trading, Hedging and Pledging Prohibition. We have policies and procedures in place that strictly prohibit all directors and employees, including NEOs, and their related parties (i.e., their immediate family members, affiliated investment vehicles and persons who have delegated investment decisions to them) (collectively, “Company Insiders”) from engaging in short-term or speculative transactions in the Company’s securities. These prohibitions are intended to align the interests of Company Insiders with those of all stockholders, mainly by requiring Company Insiders to take on the full risks and rewards of ownership of Company securities, incentivizing directors and officers to improve the Company’s performance, removing undue focus on the Company’s short-term stock market performance (versus the Company’s long-term business objectives) and avoiding the appearance that trading is based on inside information and the appearance of other improprieties.

To those ends, the Company prohibits Company Insiders from:

•	selling Company securities within six months of purchasing Company securities in the open market;

•	holding Company securities in margin accounts;

•	pledging Company securities as collateral for loans or other obligations;

•	transacting Company securities through puts, calls or other derivative securities, on an exchange or in any other organized market;

•	hedging or monetization transactions with Company securities, such as zero-cost collars and forward sale contracts; and

•	engaging in short selling of the Company securities.

The Company does not grant exceptions to these policies and reserves the right to impose sanctions on any Company Insiders who violate these policies, including termination of employment or service for cause. No categories of hedging transactions are specifically permitted.

Lantheus 2023 Proxy Statement	Executive Compensation	42

•

Severance and “Double Trigger” Change In Control Arrangements. In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, we provide our NEOs with severance and “double trigger” change of control benefits in connection with certain qualifying terminations of employment. We believe that providing our NEOs with market-competitive employment protections in the event of certain employment terminations serves as an important retention tool and ensures that they remain dedicated, motivated and focused on achieving the best results for our stockholders. Additional details on these arrangements can be found under the heading “Employment Agreements; Severance and Potential Payments Upon Termination or Change of Control.”

Executive Summary	Philosophy & Program	Process	Decisions	Other

The following section describes the process used in making decisions regarding NEO compensation.

Roles of the Compensation Committee, Independent Consultants and Management

Throughout each year the Compensation Committee monitors, discusses, reviews, recommends and/or approves certain actions related to executive compensation and our overall executive compensation program. The Compensation Committee makes use of an independent compensation consultant in nearly all cases to assist the Compensation Committee in its deliberations and decision-making process. Certain members of the management team also assist in developing materials and explaining aspects of our compensation program.

•

Role of the Compensation Committee. The Compensation Committee is responsible for assisting the Board of Directors in establishing and overseeing our executive compensation program. This includes the following key responsibilities:

•	determining and approving the compensation of our CEO and other executive officers;

•	administering our equity and cash incentive compensation plans, including authorizing and granting awards under these plans;

•	reviewing the Company’s talent management efforts;

•	overseeing the preparation of any related, required disclosures under SEC and Nasdaq rules; and

•	undertaking succession planning for executive officers other than the CEO (CEO succession planning is the purview of our Nominating and Corporate Governance Committee).

Our Compensation Committee typically reviews and discusses management’s proposed compensation with our CEO for all executive officers other than our CEO. Following the Compensation Committee’s discussions with management and consideration of the CEO’s performance and market data provided by Pearl Meyer (described below), the Compensation Committee then consults with the Board about the compensation of our CEO before approving her compensation. The Compensation Committee meets regularly throughout the year.

•

Role of our CEO. Our CEO reports to our Compensation Committee on the individual performance and contributions of each of the other executive officers, and, with the benefit of market data provided by Pearl Meyer, annually makes recommendations to the Compensation Committee regarding base salary, Executive Bonus Plan performance targets and payouts, and equity awards. The Compensation Committee reviews and considers those recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the executive officers. Our CEO, in consultation with other members of management, also recommends the Company objectives which are used for our Executive Bonus Plan.

•

Role of our Independent Compensation Consultant. Pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation. Our Compensation Committee engaged Pearl Meyer as its independent compensation consultant in 2022. Pearl Meyer provides information and advice to our Compensation Committee on all aspects of the Compensation Committee’s key responsibilities and attends Compensation Committee meetings and calls at the request of the Committee. Our Compensation Committee considered the relationship that Pearl Meyer has with us, the members of our Board and our executive officers and, based on its evaluation, the Compensation Committee has affirmatively determined that Pearl Meyer is serving as an independent and conflict-free advisor to the Compensation Committee.

Market Benchmarking

Our Compensation Committee utilizes a compensation peer group (which is reviewed and updated at least annually) and other current market data (which is updated regularly) in making compensation decisions. This information provides context for the Compensation Committee in setting target compensation levels going forward.

The Compensation Committee reviews our compensation peer group as part of its annual governance process. In 2021, following our acquisition of Progenics, the Compensation Committee approved a reconfigured peer group that

Lantheus 2023 Proxy Statement	Executive Compensation	43

removed more traditional healthcare equipment companies and focused more on growth-oriented diagnostic and pipeline development companies. In July 2022, due to our significant growth, the Compensation Committee determined that it was appropriate to reconfigure our peer group again, constructing a more market capitalization and enterprise value size-appropriate peer group that was reflective of our business evolution and the evolving market for talent in which we compete. At the recommendation of Pearl Meyer, the Compensation Committee screened for a new peer group to use in assessing target 2022 compensation based on the following criteria:

Screening Criteria	Description

Industry	U.S.-based publicly traded companies in the biotechnology, pharmaceutical, healthcare supplies, and life science tools and services sectors

Size	1/3x to 3x Lantheus’ trailing 12 months revenue and enterprise value

Other	Prioritized companies with (i) similar size and valuation characteristics, and (ii) a comparable location, and considered companies with a focus in diagnostics, imaging, injectable products, and/or comparable therapeutic areas

Based on the screening criteria and other factors previously mentioned, Pearl Meyer recommended, and the Compensation Committee approved, a new peer group of eighteen companies, thirteen of which are new for 2022. The review resulted in the removal of fifteen peers from our former peer group: Adaptive Biotechnologies Corporation, Atrion Corporation, Clovis Oncology, Inc., Eagle Pharmaceuticals, Inc., Ligand Pharmaceuticals Incorporated, Meridian Bioscience, Inc., Myriad Genetics, Inc., NanoString Technologies, Inc., Nektar Therapeutics, NeoGenomics, Inc., OraSure Technologies, Inc., Supernus Pharmaceuticals, Inc., Vanda Pharmaceuticals Inc., and Veracyte, Inc. due to size; and Luminex Corporation due to acquisition. Our updated peer group is listed below:

Lantheus 2023 Proxy Statement	Executive Compensation	44

The companies included in this 18-company peer group were determined to be reasonably sized relative to Lantheus based on the following statistics*:

Peer Group Statistics	Revenue	Enterprise Value
75th Percentile	$1,206M	$6,957M
50th Percentile	$803M	$4,590M
25th Percentile	$559M	$3,457M
Lantheus Holdings, Inc.	$820M	$4,895M

*

Peer revenue is based on publicly available trailing four quarters data information, generally as of March 31, 2022, while Lantheus’ revenue is based on the target performance level for Net Revenue for fiscal year 2022, which was initially approved by the Compensation Committee in February 2022, and then increased and approved by the Compensation Committee in April 2022, as described further under the heading “Corporate Performance Factor and Actual Achievement – Financial Component” below; Enterprise Value is as of June 6, 2022 for both Lantheus and peers.

As discussed above, the Compensation Committee reviews data on total compensation and individual elements of compensation (i.e., base salary, and short-term and long-term incentives, each, at target) for similarly-situated positions, compensation program design and other key compensation program attributes of companies in this peer group. In addition to the publicly available compensation information of our peer group of companies, the Compensation Committee also utilizes broader market survey data (based on our size and industry) provided by Pearl Meyer to evaluate the competitiveness of compensation levels from time to time and to provide the Compensation Committee with a composite market perspective and to help inform decision-making relating to the Company’s executive compensation programs. As discussed above, the Compensation Committee also considers the factors described under the heading “Compensation Philosophy” above in making compensation decisions for individual executive officers.

Advisory “Say-on-Pay” Vote

At our 2022 Annual Meeting of Stockholders, approximately 99% of the Shares voted on our annual “say-on-pay” proposal were cast in favor of the compensation of our NEOs as disclosed in our 2022 proxy statement. The Compensation Committee considered the results of the 2022 stockholder advisory vote on executive compensation when determining the Company’s 2023 executive compensation, and will continue to consider the results of stockholder advisory votes on executive compensation when making future decisions relating to our executive compensation programs and compensation for executive officers.

Executive Summary	Philosophy & Program	Process	Decisions	Other

The following section describes the material compensation actions and decisions relating to executive compensation that took place in 2022 and early 2023.

Base Salaries

The Compensation Committee met in February 2022 to review our NEOs’ base salaries. The Compensation Committee reviewed market data provided by Pearl Meyer, the Company’s needs, and corporate and individual executive performance in 2021 to help determine 2022 base salaries. Based on this review and evaluation, and for the reasons described in the table below, the Compensation Committee approved the following base salaries, generally effective as of April 1, 2022.

NEO	2021 Salary	2022 Salary	% Change	Change Amount	Nature of Increase
Mary Anne Heino	$814,000	$840,048	+3.2%	+$26,000	Merit
Robert J. Marshall, Jr.	$465,942	$507,411	+8.9%	+$41,558	Market-Based
Paul M. Blanchfield(1)	$420,000	$508,000	+21.0%	+$88,000	Promotion
Etienne Montagut	$379,910	$389,028	+2.4%	+$9,090	Merit
Daniel M. Niedzwiecki(2)	$395,000	$490,000	+24.1%	+$95,000	Market-Based

(1)	Mr. Blanchfield’s base salary was increased to $433,900 effective April 1, 2022 and was further adjusted to $508,000, effective June 15, 2022, upon his promotion to Chief Operating Officer.

(2)

Mr. Niedzwiecki’s base salary was increased to $431,900 effective April 1, 2022. Upon additional review of relevant market data, Mr. Niedzwiecki’s base salary was further increased to $490,000 effective July 28, 2022.

Lantheus 2023 Proxy Statement	Executive Compensation	45

2022 Executive Bonus Plan

General Design

At the beginning of 2022, the Compensation Committee established the design parameters for the 2022 Executive Bonus Plan in which all of our executive officers, including our NEOs, participate. The 2022 Executive Bonus Plan is intended to motivate and reward our executives for achievements relative to our corporate and individual objectives and expectations for 2022. The 2022 Executive Bonus Plan consists of the following components:

Payouts under the 2022 Executive Bonus Plan are calculated as follows:

The “Corporate Performance Factor” is comprised of a financial component (weighted 70%) and a strategic component (weighted 30%). The financial component consists of two metrics (Net Revenue and Bonus EPS), and payouts are independently determined for each metric using linear interpolation based on actual performance against predetermined threshold, target, and maximum performance; payout for a specific metric may be $0 if performance falls below threshold performance. The strategic component consists of three objectives and payouts are determined by the Compensation Committee based on actual achievement. Performance levels for financial metrics are aligned with our Board-approved budget, and strategic objectives are aligned with our Board-approved strategic plan. The Compensation Committee approves all objectives at the beginning of the fiscal year. The Corporate Performance Factor is further described under the heading “Corporate Performance Factor and Actual Achievement.”

The “Individual Performance Factor” used in determining payouts for any individual executive under the 2022 Executive Bonus Plan is the percentage reflective of that individual’s performance and achievements during 2022, as determined by the Compensation Committee, as described under the heading “Individual Performance Assessment and Actual Achievement.”

Each of the Corporate Performance Factor and Individual Performance Factor has an achievement range of 0% to 150%. No individual can receive a payout of more than 225% of her or his target bonus. An individual may earn a 0% payout if the Compensation Committee determines our Corporate Performance Factor to be 0% or determines an Individual Performance Factor to be 0%.

Lantheus 2023 Proxy Statement	Executive Compensation	46

Target Bonus Opportunities

Each NEO has a target bonus opportunity that is expressed as a percentage of her or his annual base salary. At the beginning of 2022, our Compensation Committee set the following target bonus opportunities for each NEO:

NEO	2022 Base Salary	Target Bonus (% Salary)	Target Bonus
Mary Anne Heino	$840,048	100%	$840,048
Robert J. Marshall, Jr.	$507,411	60%	$304,447
Paul M. Blanchfield (1)	$508,000	60%	$304,800
Etienne Montagut	$389,028	45%	$175,063
Daniel M. Niedzwiecki	$490,000	45%	$220,500

(1)	Mr. Blanchfield was promoted to Chief Operating Officer on June 15, 2022 and his target bonus was increased to 60% of salary. Prior to his promotion, Mr. Blanchfield’s target bonus was 50% of salary.

Corporate Performance Factor and Actual Achievement

Financial Component

The Compensation Committee selected two corporate performance metrics and target levels for 2022 to align our 2022 Executive Bonus Plan with our external financial guidance and internal Board-approved budget for fiscal year 2022. It is our Compensation Committee’s belief that:

•	our long-term success depends on our ability to drive sustainable Net Revenue growth; and

•	Bonus EPS (as defined for compensation program purposes) is a key indicator of our operational performance and profitability and is the basis on which stockholders calculate growth expectations.

The original internal Board-approved budget for fiscal year 2022 was approved in December 2021, and the Compensation Committee approved corresponding threshold, target, and maximum performance levels for Net Revenue and Bonus EPS in February 2022 keyed off of that original 2022 budget. However, as it became apparent in early 2022 that PYLARIFY sales (and hence Net Revenues and Bonus EPS under the 2022 Executive Bonus Plan) were vastly exceeding the expectations in that original 2022 budget, the Board determined that we needed to update our external financial guidance and our internal budget for 2022. Consequently, in April 2022, the Compensation Committee increased the Net Revenue and Bonus EPS threshold, target and maximum performance levels to align with the updated 2022 budget as a way to ensure fairness to stockholders, avoid windfall payouts and incent the management team to drive further over-performance. The thresholds, targets, and maximum performance levels set for these metrics in April 2022 were determined by the Compensation Committee to be challenging and uncertain to be achieved.

The Compensation Committee approved threshold, target and maximum performance levels for Net Revenue and Bonus EPS as set forth in the table below:

Performance Metric	Weighting	Threshold Performance (50% Payout)	Target Performance (100% Payout)	Maximum Performance (150% Payout)
Net Revenue (1)	40%	$738M	$820M	$902M
Bonus EPS (2)	30%	$2.53	$2.81	$3.10

(1)	“Net Revenue” means total revenue net of rebates and allowances.

(2)

“Bonus EPS” is used for the Company’s compensation programs and means consolidated net income of the Company, excluding amortization of acquired intangible assets, asset impairment charges, restructuring charges, other charges associated with permitted acquisitions, charges and gains associated with product or business line discontinuance, changes in contingent purchase price, legal settlements and certain debt refinancing costs that constituted one-time, non-recurring charges which do not represent ongoing costs to the business. Investors should note that the definition of Bonus EPS is similar to Adjusted Fully Diluted EPS that we furnish in our earnings release, but Adjusted Fully Diluted EPS excludes share-based compensation expense whereas the Bonus EPS does not.

Strategic Component

The 2022 Executive Bonus Plan contains a strategic component based on performance against our strategic objectives. We introduced a strategic component in 2021 via a modifier that adjusted the Corporate Performance Factor by +/-10%. In 2022, however, to emphasize the importance of achieving specific strategic objectives, we replaced free cash flow as a bonus metric and transitioned the strategic component away from a general modifier to an individual component weighted at 30% of the total payout. Based on the three strategic objectives approved by the Compensation Committee at the beginning of 2022, which are highlighted below, the Compensation Committee determined in early 2023 that we had outperformed on each of our strategic objectives, which resulted in the strategic component being earned at 150% of target.

Lantheus 2023 Proxy Statement	Executive Compensation	47

Weight	Strategic Objective	Achievement	Rating
10%	Fully establish Lantheus as having the prostate cancer PSMA PET imaging agent of choice	• We solidified PSMA PET with PYLARIFY’s position as the #1 PSMA PET agent in the United States prostate cancer community with commanding market share versus the competition.	Outperforming Expectations
		• We enhanced our manufacturing capacity and optionality across our PMF network and increased PYLARIFY brand awareness within urology, oncology and radiology HCPs.	Outperforming Expectations
		• We continued to progress our Pharma partnerships for PYLARIFY, including new collaborations with each of Curium and Novartis to add PYLARIFY to their PSMA-targeted therapeutic trials.	Solid Performance
10%	Transform Lantheus Nuclear offerings from being “anchored” in SPECT to “positioned” in novel radioligand pharmaceuticals

•  We expanded and transformed our radioligand pharmaceutical portfolio by closing a set of strategic collaborations with POINT Biopharma in December 2022, and acquiring exclusive worldwide rights (excluding Japan, South Korea, China (including Hong Kong, Macau and Taiwan), Singapore and Indonesia) to co-develop and commercialize POINT Biopharma’s PNT2022 and PNT2003 product candidates.

Creating Significant Impact
		• We increased our revenue and R&D spend within radioligand pharmaceuticals.	Outperforming Expectations
10%	Transform processes and information into improved performance through the adoption of new technology	• We completed the discovery phase and system selection for our new enterprise resource planning system.	Solid Performance

•  We completed operational milestones in the buildout of core manufacturing capabilities for the in-house manufacturing of DEFNITY and AZEDRA to improve manufacturing reliability and security of supply.

Solid Performance
		• We created a total company rebrand, completed the discovery phase for our Internal Communications Hub and created a multi-faceted rollout plan for the new Lantheus Purpose and Values.	Outperforming Expectations
Total: 30%		Resulting Payout (% of Target)	150%

Lantheus 2023 Proxy Statement	Executive Compensation	48

Based upon our overall performance in 2022, in February 2023, our Compensation Committee approved a Corporate Performance Factor of 150% of target, as highlighted below:

Performance Metric	Weighting	Target Performance	Actual Performance	Payout as % of Target	Weighted Payout %
Net Revenue	40%	$820M	$935M	150%	60%
Bonus EPS	30%	$2.81	$4.02	150%	45%
Strategic Component	30%	100%	150%	150%	45%
Corporate Performance Factor:					150%

Individual Performance Factor and Actual Achievement

The 2022 Executive Bonus Plan also contains an Individual Performance Factor that aligns each NEO’s incentive compensation outcomes with her or his specific individual performance and achievements during 2022. The Compensation Committee reviews the CEO’s assessment of each other NEO’s performance, and the Compensation Committee, in consultation with the independent Chairperson of the Board, assesses the CEO’s performance. Each NEO is given an Individual Performance Factor, which is multiplied by the effective Corporate Performance Factor score for purpose of calculating her or his 2022 Executive Bonus Plan payout.

The following is a summary of each NEO’s Individual Performance Factor score and the performance and achievements that the Compensation Committee specifically recognized in determining that Individual Performance Factor score:

NEO	Individual Performance Factor	Compensation Committee Recognized Achievements
Mary Anne Heino	110%

•   Maintained growth and market leadership for PYLARIFY in the presence of two competitive entrants.

•   Closed a set of strategic collaborations with POINT Biopharma.

•   Gained FDA approval for in-house DEFINITY manufacturing line, de-risking supply chain and providing margin expansion opportunity.

•   Added more than 200 high-caliber new employees to meet expanded talent needs.

•   Delivered Revenue and adjusted earnings per share significantly exceeding annual corporate targets.

Robert J. Marshall, Jr.	110%

•   Purposeful and successful development of key talent.

•   Executed complex refinancing of our revolving credit facility and term loan on abbreviated timelines needed to close POINT Biopharma strategic collaboration.

•   Increased analyst coverage.

Paul M. Blanchfield	105%	• Moved seamlessly into chief operating officer role and established productive working relationships. • Successful execution of PYLARIFY launch.
Etienne Montagut	110%

•   Directly responsible for successful negotiation and execution of POINT Biopharma strategic collaboration.

•   Successful completion of five additional Pharma Services license agreements.

•   Added key talent to, and developed existing talent within, our corporate development team.

Daniel M. Niedzwiecki	110%

•   Established leader and valued by peers and team as contributing broadly across the organization.

•   Sourced excellent talent and manages with a clear vision for our legal department.

•   Personal business development expertise and legal department intellectual property talent provided a direct value add to business development transactions.

Lantheus 2023 Proxy Statement	Executive Compensation	49

Final Payouts under the 2022 Executive Bonus Plan

Payouts under the 2022 Executive Bonus Plan are as follows:

NEO	2022 Base Salary		Target Bonus %		Corporate Performance Factor		Individual Performance Factor		Resulting Payout
Mary Anne Heino	$840,048	x	100%	x	150%	x	110%	=	$1,386,079
Robert J. Marshall, Jr.	$507,411	x	60%	x	150%	x	110%	=	$502,337
Paul M. Blanchfield	$508,000	x	60%	x	150%	x	105%	=	$480,060
Etienne Montagut	$389,028	x	45%	x	150%	x	110%	=	$288,853
Daniel M. Niedzwiecki	$490,000	x	45%	x	150%	x	110%	=	$363,825

Based on the Compensation Committee’s certification of results, our NEOs received 164% of their target bonuses on average.

Other Bonus Compensation

In December 2022 the Compensation Committee awarded Messrs. Montagut and Niedzwiecki additional cash bonuses of $100,000, and $50,000, respectively, in recognition of their significant contributions in consummating our strategic collaboration with POINT Biopharma and Mr. Marshall an additional cash bonus of $50,000 in recognition of his significant contributions to our credit facility refinancing, convertible note issuance and stock repurchase.

Long-Term Incentive Award Decisions

Historically, our NEOs have received a mix of RSUs and PSUs. To further strengthen our executives’ alignment with stockholders, motivate sustained growth and innovation as our business evolves, and provide better competitive positioning relative to our peers and other companies with whom we compete for talent, the Compensation Committee decided to reintroduce stock options to the long-term incentive award mix for 2022. The Compensation Committee determined it was appropriate to maintain use of RSUs and PSUs, as RSUs help promote retention continuity of management, and PSUs help maintain a pay-for-performance culture and reward system that aligns our NEOs’ realized compensation with stockholders’ interests and drives long-term sustainable performance. This mix of time-based and performance-based equity incentives for 2022 compensation is intended to keep us highly competitive within the executive talent market and to strike a balance between retention and performance.

2022 Annual Equity Awards

For 2022, our target mix for annual equity awards consisted of RSUs, stock options, and PSUs for our NEOs as shown below:

Annual grants of RSUs and stock options vest in equal installments on each of the first three anniversaries of the grant date. Annual grants of PSUs, to the extent earned based on performance, cliff vest on the third anniversary of the grant date.

Lantheus 2023 Proxy Statement	Executive Compensation	50

In March 2022, in consultation with Pearl Meyer, the Compensation Committee granted PSUs utilizing the following design:

rTSR will be determined by comparing the performance of the Company’s share value (including stock price and the value of distributions made to stockholders) against companies in the S&P 600 Health Care Index over a cumulative three-year performance period measured from January 1, 2022 to December 31, 2024. The relative changes in share prices during the performance period will be measured using an average of the closing prices during the 30 days preceding the beginning and the end of the performance period. The payout schedule determined by the Compensation Committee for the 2022 PSUs is as follows:

Company’s rTSR Performance	Payout as a Percentage of Target
75th Percentile and Above (maximum)	200%
50th Percentile (target)	100%
25th Percentile (threshold)	50%
Below 25th Percentile	0%

Comparator companies must have measurable data for the duration of the performance period to be used in the final rTSR calculation. In the event the Company’s rTSR percentile rank for the performance period falls between any of the percentiles set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between those percentiles.

The target values of long-term incentive (“LTI”) awards granted to NEOs in March 2022 were as follows:

NEO	2022 Approved Target Total LTI Value	Target RSU Value (25% Weight)	Target Stock Option Value (25% Weight)	Target PSU Value (1) (50% Weight)
Mary Anne Heino	$5,000,000	$1,250,000	$1,250,000	$2,500,000
Robert J. Marshall, Jr.	$1,725,000	$431,250	$431,250	$862,500
Paul M. Blanchfield (2)	$1,828,750	$570,625	$570,625	$687,500
Etienne Montagut	$1,188,000	$297,000	$297,000	$594,000
Daniel M. Niedzwiecki	$1,050,000	$262,500	$262,500	$525,000

(1)

For PSUs, the value shown reflects the approved target PSU value. This is not the grant date fair value under FASB ASC Topic 718 and thus may differ from amounts disclosed in other sections of this proxy statement.

(2)

Mr. Blanchfield’s 2022 approved LTI value consisted of a target award of $1,375,000 as Chief Commercial Officer, divided 25% in RSUs, 25% in stock options, and 50% in PSUs, plus $453,750 awarded in connection with his promotion to Chief Operating Officer, divided 50% in RSUs and 50% in stock options.

In 2022, we also introduced a retirement feature to certain of our equity agreements to help facilitate orderly transitions from the Company upon retirement and to provide competitive hiring and retention advantages within our overall compensation program. For executive officers, including our NEOs, who retire from the Company at age 55 or older and who have worked for the Company for at least 10 years (and met any other requirements set forth in the applicable equity agreement) and provide adequate notice: vested stock options will have an extended exercise period (through the shorter of the third anniversary of the retirement date or the original award expiration date), and unvested PSUs will continue to remain outstanding and will be earned according to the Company’s actual performance under the PSUs’ original performance measures, performance periods and vesting dates, prorated for the actual number of days employed during the performance period relative to the total number of days in the performance period. For executive officers, including our NEOs, time-based RSUs that are unvested at the time of retirement are forfeited. This policy is effective beginning with equity awards made in fiscal year 2022. As of the date of this proxy statement, none of our NEOs are eligible to receive this benefit.

Lantheus 2023 Proxy Statement	Executive Compensation	51

Payout of 2020 PSUs

PSUs granted in fiscal year 2020 were measured based on rTSR versus against all companies in the S&P 600 Health Care Index over a performance period of January 1, 2020 to December 31, 2022. The structure of the 2020 PSUs as well as our performance and corresponding payout is highlighted below:

Company’s rTSR Performance	Peer Group TSR	Payout as a Percentage of Target
75th Percentile	34.1%	200%
50th Percentile	-19.4%	100%
25th Percentile	-50.8%	50%
Lantheus (93rd Percentile)	202.6%	200%

In February 2023, the Compensation Committee certified the rTSR results for the 2020 PSUs and awarded a payout of 200% of target, resulting in certain of our NEOs vesting in the following number of shares:

Name	Target PSUs Awarded	Resulting Share Payout
Mary Anne Heino	74,486	148,972
Robert J. Marshall, Jr.	17,391	34,782
Etienne Montagut	12,361	24,722
Daniel M. Niedzwiecki	7,515	15,030

Mr. Blanchfield was hired in 2020 and was not eligible to participate in the 2020 PSU program.

2023 Annual Equity Awards

We maintained the same structure utilized in 2022 for the 2023 annual equity awards, except that the Compensation Committee approved changing the rTSR comparator group to the S&P 400 Health Care Index. This update reflects our movement from the S&P 600 Health Care Index to the S&P 400 Health Care Index during 2022.

Compensation Mix for 2022

The tables below illustrates the cash and equity components of the compensation provided to our NEOs for 2022. The tables exclude the bonuses provided to certain NEOs in connection with our strategic collaboration with POINT Biopharma and refinancing activities. Equity compensation is shown using the approved target LTI values shown above. While the Compensation Committee does not specify a target mix of compensation, a significant portion of each NEO’s total compensation opportunity was designed to be provided in variable compensation that aligns the NEO’s compensation with financial, strategic and stockholder performance. The mix of compensation provided to each NEO is shown below:

Mary Anne Heino

President and Chief Executive Officer

Base Salary	$840,048
(as of April 1, 2022)

2022 Executive Bonus Plan Payout	$1,386,079
Target Value of 2022 Equity Awards	$5,000,000
▶ $2,500,000 in PSUs
▶ $1,250,000 in Stock Options
▶ $1,250,000 in RSUs
2022 Total Direct Compensation	$7,226,127
▶ 12% Fixed
▶ 88% Variable

Lantheus 2023 Proxy Statement	Executive Compensation	52

Robert J. Marshall, Jr.

Chief Financial Officer and Treasurer

Base Salary	$507,411
(as of April 1, 2022)

2022 Executive Bonus Plan Payout	$502,337
Target Value of 2022 Equity Awards	$1,725,000
▶ $862,500 in PSUs
▶ $431,250 in Stock Options
▶ $431,250 in RSUs
2022 Total Direct Compensation	$2,734,748
▶ 19% Fixed
▶ 81% Variable

Paul M. Blanchfield

Chief Operating Officer

Base Salary	$508,000
(as of June 15, 2022)

2022 Executive Bonus Plan Payout	$480,060
Target Value of 2022 Equity Awards	$1,828,750
▶ $687,500 in annual PSUs
▶ $343,750 in annual Stock Options
▶ $343,750 in annual RSUs
▶ $226,875 in promotional Stock Options
▶ $226,875 in promotional RSUs
2022 Total Direct Compensation	$2,816,810
▶ 18% Fixed
▶ 82% Variable

Lantheus 2023 Proxy Statement	Executive Compensation	53

Etienne Montagut

Chief Business Officer

Base Salary	$389,028
(as of April 1, 2022)

2022 Executive Bonus Plan Payout	$288,853
Target Value of 2022 Equity Awards	$1,188,000
▶ $594,000 in PSUs
▶ $297,000 in Stock Options
▶ $297,000 in RSUs
2022 Total Direct Compensation	$1,865,881
▶ 21% Fixed
▶ 79% Variable

Daniel M. Niedzwiecki

Senior Vice President, General Counsel and Corporate Secretary

Base Salary	$490,000
(as of July 28, 2022)

2022 Executive Bonus Plan Payout	$363,825
Target Value of 2022 Equity Awards	$1,050,000
▶ $525,000 in PSUs
▶ $262,500 in Stock Options
▶ $262,500 in RSUs
2022 Total Direct Compensation	$1,903,825
▶ 26% Fixed
▶ 74% Variable

Benefits

We provide our CEO and certain members of senior management (including other NEOs) with severance and “double trigger” change of control benefits in connection with certain qualifying terminations of employment, in exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company. We believe that providing our NEOs with market-competitive employment protections in the event of certain employment terminations serves as an important retention tool and ensures that they remain dedicated, motivated and focused on achieving the best results for our stockholders. Additional details on these arrangements can be found under the heading “Employment Agreements; Severance and Potential Payments Upon Termination or Change of Control.”

We generally reimburse relocation expenses for newly hired NEOs whom we require to relocate as a condition to their employment with us. We also have, and may in the future, pay local housing expenses and travel costs for a limited time for executives who maintain a primary residence outside of a reasonable daily commuting range to our headquarters prior to that executive’s permanent relocation. We believe that these are typical benefits offered by comparable companies to executives who are asked to relocate and that, if we did not offer such assistance, we would be at a competitive disadvantage in trying to attract talented, in-demand executives who would need to relocate in order to work for us.

Lantheus 2023 Proxy Statement	Executive Compensation	54

We offer a 401(k) qualified defined contribution plan in which our employees, including our NEOs, are eligible to participate, with a 75% employer match of each participant’s contributions up to 6% of the participant’s eligible compensation. We do not offer any other qualified or non-qualified retirement plans.

Our welfare and employee-benefit programs are the same for all our eligible employees, including our NEOs. Our NEOs do not receive additional employee benefits outside of those offered to our other employees.

Executive Summary	Philosophy & Program	Process	Decisions	Other

Compensation Risk Assessment

Each year, with the assistance of Pearl Meyer, its independent compensation consultant, the Compensation Committee reviews in depth with management our compensation practices and policies from a risk management perspective. We have reviewed our programs and determined (with Pearl Meyer’s concurrence) that there are no practices or policies that are likely to lead to excessive risk-taking or have a material adverse effect on the Company. Further, we identified the following practices that serve to mitigate risk:

•	We provide a balance of fixed and performance-based compensation

•	We make use of several different incentive compensation goals

•	Payouts under our Executive Bonus Plan are generally based on the achievement of multiple challenging performance objectives

•

Our LTI grants vest over appropriate time periods, with stock options and RSUs vesting in three equal annual installments of the grant date, and PSUs cliff vesting after a three-year performance measurement period

•	Our Compensation Committee has discretion to adjust bonus awards should the objective formula yield an inappropriate result

•	We may claw back compensation under certain scenarios

•	We have Stock Ownership and Retention Guidelines for our CEO and those Senior Vice Presidents and above level who directly report to the CEO

•	We have a prohibition on hedging and pledging of our Company stock

•	All directors serving on the Compensation Committee are independent

•	We engage and seek the advice of independent compensation consultants

•	We have proper administrative and oversight controls

•	We have an established Compensation Committee calendar for governance purposes

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and, when appropriate, individual and corporate tax consequences of the compensation plans. The Compensation Committee has considered the impact of the expense, which will be recognized by the Company in accordance with FASB ASC Topic 718, on the Company’s use of long-term equity incentives.

Section 162(m) of the Internal Revenue Code generally limits deductibility by the Company of non-exempt taxable compensation paid to NEOs to a maximum of $1.0 million per annum. The Compensation Committee takes into consideration the potential deductibility of the compensation as one of the factors to be considered when establishing our executive compensation program. However, the Compensation Committee believes that its primary responsibility is to provide an executive compensation program that attracts, motivates and retains the level of successful, qualified executive leadership talent necessary to achieve our long-term goals. Accordingly, the Committee has paid and may, in its judgment, pay compensation that is limited as to tax deductibility, in whole or in part.

Lantheus 2023 Proxy Statement	Executive Compensation	55

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement, as required by Item 402(b) of the SEC’s Regulation S-K and the Compensation Committee’s Charter. Based on its review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Gary Pruden (Chair)

Minnie Baylor-Henry

Dr. Gérard Ber

Julie McHugh

Lantheus 2023 Proxy Statement	Executive Compensation	56

Summary Compensation Table for Fiscal Years 2022, 2021 and 2020

The following table sets forth certain information with respect to compensation of our named executive officers for the years ended December 31, 2022, and if applicable, 2021 and 2020:

Name Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Mary Anne Heino	2022	$833,035	$0	$5,996,133	$1,249,974	$1,386,079	$14,224	$9,479,445
President and Chief Executive Officer	2021	$796,773	$0	$4,036,516	$0	$1,332,355	$19,500	$6,185,143
	2020	$611,064	$0	$2,895,255	$0	$810,000	$10,038	$4,326,357
Robert J. Marshall, Jr.	2022	$496,246	$50,000	$2,068,648	$431,224	$502,337	$11,164	$3,559,619
Chief Financial Officer and Treasurer	2021	$457,865	$0	$1,480,046	$0	$438,526	$9,547	$2,385,984
	2020	$393,984	$0	$675,973	$0	$254,634	$0	$1,324,590
Paul M. Blanchfield(6)(7)	2022	$468,624	$0	$1,875,739	$570,615	$480,060	$13,725	$3,408,763
Chief Operating Officer	2021	$414,615	$0	$840,934	$0	$315,084	$4,846	$1,575,480
Etienne Montagut(6)	2022	$386,573	$100,000	$1,424,605	$296,979	$288,853	$13,725	$2,510,736
Chief Business Officer	2021	$371,833	$0	$1,076,406	$0	$221,529	$14,625	$1,684,393
Daniel M. Niedzwiecki(6)	2022	$446,495	$50,000	$1,259,104	$262,476	$363,825	$11,611	$2,393,512
Senior Vice President, General Counsel and Corporate Secretary	2021	$373,575	$0	$512,598	$0	$242,451	$11,072	$1,139,696

(1)

Bonuses provided to Messrs. Montagut and Niedzwiecki in connection with closing of our strategic collaboration with POINT Biopharma Global, Inc. and to Mr. Marshall in recognition of his significant contributions to our credit facility refinancing, convertible note issuance and stock repurchase.

(2)

Reflects the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in valuation of stock-based awards are discussed in Note 16 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The table below shows the grant date fair value of the PSUs included in the stock awards column for each year, and the maximum grant date fair value assuming that the highest level of performance conditions was achieved:

Name	Grant Date	# of Units Granted	Grant Date Fair Value	Maximum Grant Date Fair Value
Mary Anne Heino
PSUs	3/3/2020	74,486	$1,745,207	$3,490,414
PSUs	3/4/2021	81,169	$2,536,531	$5,073,062
PSUs	3/3/2022	50,070	$4,746,135	$9,492,270
Robert J. Marshall, Jr.
PSUs	3/3/2020	17,391	$407,471	$814,942
PSUs	3/4/2021	29,762	$930,063	$1,860,126
PSUs	3/3/2022	17,274	$1,637,402	$3,274,804
Paul M. Blanchfield
PSUs	3/4/2021	16,910	$528,438	$1,056,876
PSUs	3/3/2022	13,769	$1,305,164	$2,610,328
Etienne Montagut
PSUs	3/4/2021	21,645	$676,406	$1,352,812
PSUs	3/3/2022	11,896	$1,127,622	$2,255,244
Daniel M. Niedzwiecki
PSUs	3/4/2021	6,466	$202,063	$404,126
PSUs	3/3/2022	10,514	$996,622	$1,993,244

(3)

The amounts in the option awards column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of options granted in 2022. The assumptions used in the valuation of option awards are discussed in Note 16 in our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

(4)

For each of the NEOs, the amounts reported in Non-Equity Incentive Plan Compensation column represent cash payouts made to our NEOs under the Executive Bonus Plan for the applicable year. Payouts under the 2022 Executive Bonus Plan, which were paid in February 2023, are described above under the headings “Corporate Performance Objectives and Actual Achievement” and “Individual Performance Assessment and Actual Achievement.”

(5)	The amounts shown for 2022 in the “All Other Compensation” columns consist of 401(k) matching contributions.

(6)	Messrs. Blanchfield, Montagut and Niedzwiecki were not named executive officers in 2020. In accordance with SEC rules, no amounts are shown for them for these years.

(7)	Mr. Blanchfield was promoted to Chief Operating Officer on June 15, 2022. Mr. Blanchfield previously served as our Chief Commercial Officer from January 1, 2022 to June 14, 2022 and for all of 2021.

Lantheus 2023 Proxy Statement	Executive Compensation	57

Grants of Plan-Based Awards for Fiscal 2022

The table below provides information regarding awards made to our NEOs during 2022 under the 2022 Executive Bonus Plan and our Equity Incentive Plan.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Units(3)	All Other Option Awards: # Securities Underlying Options(4)	Exercise Price of Options ($)(5)	Grant Date Fair Value of Stock Awards ($)(6)
NEO		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mary Anne Heino			$840,048	$1,890,108
	3/3/2022				25,035	50,070	100,140				$4,746,135
	3/3/2022							25,035			$1,249,998
	3/3/2022								42,822	$49.93	$1,249,974
Robert J. Marshall, Jr.			$304,447	$685,005
	3/3/2022				8,637	17,274	34,548				$1,637,402
	3/3/2022							8,637			$431,245
	3/3/2022								14,773	$49.93	$431,224
Paul M. Blanchfield			$304,800	$685,800
	3/3/2022				6,885	13,769	27,538				$1,305,164
	3/3/2022							6,884			$343,718
	3/3/2022								11,776	$49.93	$343,741
	7/15/2022							3,211			$226,857
	7/15/2022								5,425	$70.65	$226,874
Etienne Montagut			$175,063	$393,891
	3/3/2022				5,948	11,896	23,792				$1,127,622
	3/3/2022							5,948			$296,984
	3/3/2022								10,174	$49.93	$296,979
Daniel M. Niedzwiecki			$220,500	$496,125
	3/3/2022				5,257	10,514	21,028				$996,622
	3/3/2022							5,257			$262,482
	3/3/2022								8,992	$49.93	$262,476

(1)

The dollar amounts in these columns reflect target and maximum payouts under the 2022 Executive Bonus Plan. There is no threshold-level payout under the 2022 Executive Bonus Plan. The maximum payout under the 2022 Executive Bonus Plan is 225% of the target payout, representing the product of (i) a maximum of 150% of the target payout based on achievement of Company corporate performance objectives (this is the Corporate Performance Factor), and (ii) a maximum of 150% of the target payout based on achievement of individual performance objectives (this is the Individual Performance Factor). The actual amount earned by each NEO under the 2022 Executive Bonus Plan is reported under the ‘‘Non-Equity Incentive Plan Compensation’’ column in the Summary Compensation Table above. For additional information about our 2022 Executive Bonus Plan and a discussion of how these amounts are determined, please see the Compensation Discussion and Analysis section titled ‘‘2022 Executive Bonus Plan.”

(2)

The numbers in these columns reflect threshold, target and maximum Shares that may be earned in respect of PSUs granted in 2022, which are eligible to be earned based on our rTSR over a three-year performance period. For additional information about these awards and a discussion of how these amounts are determined, please see the Compensation and Discussion Analysis section titled “Long-Term Incentive Award Decisions.”

(3)

The numbers in these columns reflect the number of RSUs granted to our NEOs in 2022, which vest in three equal annual installments on each of the first three anniversaries of the grant date and are generally subject to continued employment of the NEO.

(4)

The numbers in these columns reflect the number of stock options granted to our NEOs in 2022, which vest in three equal annual installments on each of the first three anniversaries of the grant date and are generally subject to continued employment of the NEO.

(5)	Represents the exercise price of stock options granted on March 3, 2022 and in the case of Mr. Blanchfield, on both March 3, 2022 and July 15, 2022.

(6)

The dollar amounts in this column have been determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote 2 to the Summary Compensation Table above for a description of the assumptions used in determining the grant date fair value of these awards and the grant date fair value of PSUs if the maximum level of performance was achieved.

Lantheus 2023 Proxy Statement	Executive Compensation	58

Outstanding Equity Awards at December 31, 2022

The following tables include certain information with respect to equity awards held by our NEOs as of December 31, 2022, based on the closing stock price of a share of our common stock of $50.96 on that date:

		Option Awards				Stock Awards
NEO Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Unit of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (1)
Mary Anne Heino
Options(2)		44,484	0	$19.11	4/15/2023
Options(3)		0	42,822	$49.93	3/3/2032
RSUs(4)	3/3/2022					25,035	$1,275,784
RSUs(4)	3/4/2021					54,112	$2,757,548
RSUs(4)	3/3/2020					24,829	$1,265,286
PSUs(5)	3/3/2022							100,140	$5,103,134
PSUs(6)	3/4/2021							162,338	$8,272,744
PSUs(7)	3/3/2020							148,972	$7,591,613
Robert J. Marshall, Jr.
Options(3)		0	14,773	$49.93	3/3/2032
RSUs(4)	3/3/2022					8,637	$440,142
RSUs(4)	3/4/2021					19,841	$1,011,097
RSUs(4)	3/3/2020					5,797	$295,415
PSUs(5)	3/3/2022							34,548	$1,760,566
PSUs(6)	3/4/2021							59,524	$3,033,343
PSUs(7)	3/3/2020							34,782	$1,772,491
Paul M. Blanchfield
Options(3)		0	5,425	$70.65	7/15/2032
Options(3)		0	11,776	$49.93	3/3/2032
RSUs(4)	7/15/2022					3,211	$163,633
RSUs(4)	3/3/2022					6,884	$350,809
RSUs(4)	3/4/2021					11,274	$574,523
RSUs(4)	3/3/2020					9,667	$492,630
PSUs(5)	3/3/2022							27,538	$1,403,336
PSUs(6)	3/4/2021							33,820	$1,723,467
Etienne Montagut
Options(3)		0	10,174	$49.93	3/3/2032
RSUs(4)	3/3/2022					5,948	$303,110
RSUs(4)	3/4/2021					14,430	$735,353
RSUs(4)	3/3/2020					4,121	$210,006
PSUs(5)	3/3/2022							23,792	$1,212,440
PSUs(6)	3/4/2021							43,290	$2,206,058
PSUs(7)	3/3/2020							24,722	$1,259,833
Daniel M. Niedzwiecki
Options(2)		2,846	0	$17.79	11/6/2023
Options(3)		0	8,992	$49.93	3/3/2032
RSUs(4)	3/3/2022					5,257	$267,897
RSUs(4)	5/17/2021					6,062	$308,920
RSUs(4)	3/4/2021					4,311	$219,689
RSUs(4)	3/3/2020					2,505	$127,655
PSUs(5)	3/3/2022							21,028	$1,071,587
PSUs(6)	3/4/2021							12,932	$659,015
PSUs(7)	3/3/2020							15,030	$765,929

Lantheus 2023 Proxy Statement	Executive Compensation	59

(1)	The market value of the unvested RSUs and PSUs was calculated by multiplying the number of awards shown by the closing price of our Shares on December 31, 2022.

(2)

Options were granted to each Ms. Heino and Mr. Niedzwiecki upon or following their respective hire dates of April 15, 2013 and November 6, 2013. The options granted to each Ms. Heino and Mr. Niedzwiecki vested in four equal installments on each of the first four anniversaries of the grant date and are now fully vested.

(3)	These options vest in three equal installments on each of the first three anniversaries of the grant date and are generally subject to continued employment of the NEO.

(4)	These RSUs vest in three equal installments on each of the first three anniversaries of the grant date and are generally subject to continued employment of the NEO.

(5)

The PSUs granted on March 3, 2022 are earned based on the achievement of rTSR compared to the S&P 600 Health Care Index over a three-year performance period measured from January 1, 2022 to December 31, 2024 and will vest on the third anniversary of the grant date. The PSUs are reported assuming a maximum level of performance will be achieved and are generally subject to continued employment of the NEO.

(6)

The PSUs granted on March 4, 2021 are earned based on the Company’s rTSR within the S&P 600 Health Care Index over a three-year performance period measured from January 1, 2021 to December 31, 2023 and will vest on the third anniversary of the grant date. The PSUs are reported assuming a maximum level of performance will be achieved and are generally subject to continued employment of the NEO.

(7)

The PSUs granted on March 3, 2020 are shown at the maximum amount as they were unvested, but tracking above target performance, as of December 31, 2022. The PSUs vested on March 3, 2023, the third anniversary of the grant date. These PSUs actually vested at 200% of target, reflecting our rTSR performance at the 93rd percentile compared to the other companies in S&P 600 Health Care Index over the three-year performance period measured from January 1, 2020 to December 31, 2022.

Option Exercises and Stock Vested for Fiscal 2022

The following table shows the value realized by executive officers upon vesting of RSUs and PSUs during 2022.

	Option Awards		Stock Awards
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mary Anne Heino	—	—	149,458	$7,204,566
Robert J. Marshall, Jr.	—	—	48,952	$2,605,894
Paul M. Blanchfield	—	—	15,303	$777,436
Etienne Montagut	—	—	32,124	$1,682,598
Daniel M. Niedzwiecki	—	—	18,002	$919,235

(1)	The amounts shown in this column represent the number of Shares vested multiplied by the closing price of our common stock on the vesting day.

Employment Agreements; Severance and Potential Payments Upon Termination or Change of Control

Our President and CEO and her direct reports at the Senior Vice President level and above, including Messrs. Marshall, Blanchfield, Montagut and Niedzwiecki, have entered into severance arrangements approved by the Compensation Committee, in consultation with Pearl Meyer. In exchange for agreeing to be bound by certain restrictive covenants and to provide a release and waiver in favor of the Company, in the event of a termination of employment without cause or a resignation for good reason, these arrangements provide for the following severance payments and benefits, in each case payable by the Company in substantially equal installments over twelve months following such employee’s separation date, subject to certain exceptions:

•

Non-Change of Control: one times annual base salary, plus a prorated portion of the target annual bonus, as in effect on the date of separation, and an amount equal to the Company’s portion of COBRA premiums for up to 12 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason, in either case, other than after a change of control.

•

“Double Trigger” Change of Control: two times annual base salary, plus two times the full-year target annual bonus, as in effect on the date of termination, and an amount equal to the Company’s portion of COBRA premiums for 24 months following such termination of employment, in the event that the executive’s employment is terminated without cause or the executive resigns for good reason within 12 months of a change of control, with all unvested stock options and other equity-based awards also vesting in full (with performance-based equity awards vesting at target levels of achievement).

Lantheus 2023 Proxy Statement	Executive Compensation	60

The table below quantifies the amounts that would have become payable under each NEO’s employment agreement and equity award agreements if, on December 31, 2022, a change of control had been consummated and the NEO’s employment had been terminated without cause or the NEO resigned for good reason under the severance arrangements described above. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid may be different. Factors that could affect these amounts include the timing during the year of any such event, the cost of benefits, the NEO’s base salary and our stock price.

	Payments for Termination not in Connection with a Change in Control			Payments for Termination in Connection with a Change in Control
Name Position	Cash Severance ($)	Total Benefits(1) ($)	Total Value ($)	Cash Severance ($)	Value of Accelerated Equity(2) ($)	Total Benefits(1) ($)	Total Value ($)
Mary Anne Heino	$1,680,096	$34,443	$1,714,539	$3,360,192	$15,826,470	$68,886	$19,255,548
President and Chief Executive Officer
Robert J. Marshall, Jr.	$811,858	$33,011	$844,869	$1,623,715	$5,045,070	$66,022	$6,734,807
Chief Financial Officer and Treasurer
Paul M. Blanchfield	$812,800	$33,011	$845,811	$1,625,600	$3,157,126	$66,022	$4,848,748
Chief Operating Officer
Etienne Montagut	$564,091	$33,011	$597,102	$1,128,181	$3,598,114	$66,022	$4,792,317
Chief Business Officer
Daniel M. Niedzwiecki	$710,500	$34,443	$744,943	$1,421,000	$2,181,687	$68,886	$3,671,573
Senior Vice President, General Counsel and Corporate Secretary

(1)	Total Benefits represent the Company-paid portion of COBRA.

(2)

Amounts in the ‘‘Value of Accelerated Equity” column are calculated based on the closing price of our Shares on December 31, 2022 ($50.96). Includes the value of unvested, in-the-money stock options, unvested RSUs, and unvested PSUs. In-the-money stock option value is calculated by multiplying the number of stock options that would have been eligible for acceleration by the difference between $50.96 and the applicable per share exercise prices of such stock options. Value for RSUs and PSUs is calculated by multiplying the number of RSUs and PSUs eligible for acceleration by $50.96. PSUs are counted using the target amount.

No compensation is due to our NEOs upon a change of control that is not followed by a qualifying termination of employment, other than as described above or as required by applicable law.

In addition, each of the severance arrangements with our NEOs provides for a modified cut-back in the event that adverse tax consequences are imposed on the receipt of parachute payments by the named executive officer pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If any payments or benefits from the Company in the nature of compensation that are paid to or for the named executive officer’s benefit, whether paid or payable pursuant to her or his employment agreement or otherwise (each, a “Payment”), would subject the named executive officer to the excise tax under Section 4999 of the Code, then the Payments will be reduced to the greatest amount of the Payments that can be paid that would not result in the imposition of the excise tax (the “Reduced Amount”). However, if the amount of the Payments the named executive officer would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, then no such reduction will occur.

Lantheus 2023 Proxy Statement	Executive Compensation	61

CEO Pay Ratio

Under SEC rules, we are required to disclose the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all our other employees. We determined that the 2022 median of the annual total compensation of all our employees who were employed as of December 31, 2022, other than our CEO, Ms. Heino, was $237,988; Ms. Heino’s 2022 annual total compensation was $9,479,445 (as reported on our Summary Compensation Table above). Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median annual total compensation of all our other employees was 39.8 to 1.

To identify the median compensated employee, we used Box 5 W-2 data as our consistently applied compensation measure for all individuals (with the exception of the CEO) employed on December 31, 2022, annualizing such data for those individuals employed less than the full year in 2022. As the employee at the exact median was hired in 2022, we chose to use an employee who was employed for the full year in 2022 whose compensation was closest to the exact median employee for purpose of the CEO pay ratio computation.

As of December 31, 2022, our total population, excluding our CEO, consisted of 697 employees located in the United States, Canada and Sweden. Pursuant to SEC rules, we excluded 12 employees located in Canada and 14 employees located in Sweden to identify our median paid employee. After applying this exemption, the employee population used for purposes of identifying the median employee consisted of 671 employees. We then calculated the annual compensation of the median employee using the same methodology used to calculate Ms. Heino’s compensation for the Summary Compensation Table.

We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, our ratio may not be comparable to the ratios disclosed by other companies based on a number of factors, including differences in employee populations, different geographic distributions of employees, and the nature of the companies’ businesses.

Lantheus 2023 Proxy Statement	Executive Compensation	62

Pay
Versus
Performance
Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance measures for the fiscal years listed below. You should refer to our Compensation Discussion and Analysis section of this proxy statement for a complete description of how executive compensation relates to Company performance measures and how the Compensation Committee makes its decisions related thereto.
Pay Versus Performance Table
The following table provides the information required for our NEOs for each of the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020 along with the financial information required to be disclosed for each fiscal year:

					Year-end value of $100 invested on December 31, 2019 in:
Year	Summary Compensation Table Total for CEO (1) $	Compensation Actually Paid to CEO (2)(3) $	Average Summary Compensation Table Total for Non-CEO NEOs (4) $	Average Compensation Actually Paid to Non-CEO NEOs (2)(3)(4) $	LNTH $	S&P 600 Health Care Index $	Net Income (in millions) $	Net Revenue (5) (in millions) $

2022	9,479,445	21,038,162	2,968,158	5,209,956	248.46	102.60	28.1	935.1
2021	6,185,143	14,893,417	1,571,289	2,161,359	140.86	139.26	-71.3	425.2
2020	4,326,357	300,587	1,114,249	601,962	65.77	131.54	-13.5	339.4
(1)	The CEO in each reporting year is Mary Anne Heino.

Lantheus 2023 Proxy Statement	Executive Compensation	63

(2)	Subtractions from, and additions to, total compensation in the Summary Compensation Table (“SCT”) by year to calculate CAP include:

	2022		2021		2020
	CEO ($)	Average of Other Non-CEO NEOs ($)	CEO ($)	Average of Other Non-CEO NEOs ($)	CEO ($)	Average of Other Non-CEO NEOs ($)

Total Compensation from SCT	9,479,445	2,968,158	6,185,143	1,571,289	4,326,357	1,114,249
Subtractions:
SCT Value of Stock and Option Awards	7,246,107	2,047,348	4,036,516	988,038	2,895,255	541,996
Adjustments:
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year end	6,639,815	1,848,646	6,809,771	1,089,451	2,169,385	420,038
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	9,278,284	1,770,326	5,429,728	540,943	(2,315,727)	(295,815)
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied at the end of or during the covered fiscal year	2,886,725	670,174	505,290	85,754	(984,173)	(94,514)
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	0	0	0	(138,040)	0	0
Compensation Actually Paid (as calculated)	21,038,162	5,209,956	14,893,417	2,161,359	300,587	601,962

(3)	No stock options vested in 2022, 2021 or 2020, The following table illustrates the valuation assumptions as of the vesting date for awards that vested in each of 2022, 2021 and 2020:

Award Type Vesting	Weighted Average Fair Value
	2022	2021	2020
RSUs	$52.93	$19.52	$14.64
PSUs	$46.63	$19.06	$16.57
The value of awards outstanding and unvested as of each fiscal year end were based on our closing stock prices of $50.96 as of

December 31, 2022, $28.89
as of December 31, 2021,
$13.49
as of December 31, 2020, and $20.51 on December 31, 2019 and were computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in valuation of stock-based awards are discussed in Note 16 in our Audited Consolidated Financial Statements included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022. The probable outcome of outstanding PSU awards as a percent of target as of December 31, 2022, December 31, 2021, December 31, 2020, and December 31, 2019 is highlighted below:

Year Granted	Probable Outcome of Outstanding PSUs (% of Target)
	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022
2018	126%	58%	—	—
2019	166%	105%	188%	—
2020	—	116%	178%	200%
2021	—	—	190%	199%
2022	—	—	—	165%

Lantheus 2023 Proxy Statement	Executive Compensation	64

(4)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average CAP for the following executives by year:

a.
2022: Robert J. Marshall, Jr. (Chief Financial Officer and Treasurer), Paul M. Blanchfield (Chief Operating Officer), Etienne Montagut (Chief Business Officer), Daniel M. Niedzwiecki (Senior Vice President, General Counsel and Corporate Secretary)

b.
2021: Robert J. Marshall, Jr. (Chief Financial Officer and Treasurer), Paul M. Blanchfield (Chief Commercial Officer), Etienne Montagut (Chief Business Officer), Daniel M. Niedzwiecki (Senior Vice President, General Counsel and Corporate Secretary), John Bolla (Former Chief Operations Officer), Dr. Istvan Molnar (Former Chief Medical Officer)

c.
2020: Robert J. Marshall, Jr. (Chief Financial Officer), John Bolla (Chief Operations Officer), Michael P. Duffy (Senior Vice President, Law and Public Policy and General Counsel), Dr. Istvan Molnar (Chief Medical Officer)

(5)	GAAP Revenue equals Net Revenue, so no reconciliations are required for 2022, 2021, or 2020. See our 2022 Annual Report on Form 10-K for the year ended December 31, 2022.
Tabular List of Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules) to our NEOs in 2022 to our performance were:

•	Net Revenue ;

•	Bonus EPS; and

•	rTSR versus the S&P 600 Health Care Index.
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•	the Company’s cumulative Total Shareholder Return (“TSR”) and the S&P 600 Health Care Index’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company Selected Measure, for which we have selected Net Revenue.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group

Lantheus 2023 Proxy Statement	Executive Compensation	65

CAP
and Company Net Income

CAP and Company
Net
Revenue

Lantheus 2023 Proxy Statement	Executive Compensation	66

Executive Officers

The following table sets forth information regarding our current executive officers as of the date of this proxy statement.

Executive Officer	Age	Title
Mary Anne Heino	63	President and Chief Executive Officer; Director
Robert J. Marshall, Jr.	56	Chief Financial Officer and Treasurer
Paul M. Blanchfield	42	Chief Operating Officer
Etienne Montagut	48	Chief Business Officer
Daniel M. Niedzwiecki	46	Senior Vice President, General Counsel and Corporate Secretary
Dr. Jean-Claude Provost	60	Chief Medical Officer

Information about Mary Anne Heino is provided in “Director Nominee Biographies” above.

Robert J. Marshall, Jr. joined Lantheus as Chief Financial Officer and Treasurer in September 2018. Mr. Marshall brings to the Company more than 30 years of finance experience, including mergers and acquisitions, capital markets and investor relations. Prior to joining Lantheus, Mr. Marshall spent 16 years with Zimmer Biomet Holdings, Inc., a global medical device company with a leading position in musculoskeletal health. He held various senior leadership roles, including Vice President, Investor Relations and Corporate Treasurer, and most recently Vice President, Americas Finance, for the U.S., Canadian and Latin American commercial markets. Prior to Zimmer Biomet, Mr. Marshall was employed with Brown & Williamson Tobacco, a subsidiary of British American Tobacco, p.l.c., in Louisville, Kentucky, where he held several positions of increasing responsibility. Mr. Marshall holds a Master of Business Administration from Indiana University, South Bend, and a Bachelor of Business Administration in Finance from the University of Notre Dame. He also holds the CFA designation.

Paul M. Blanchfield joined Lantheus in January 2020 as Chief Commercial Officer. In June 2022, Mr. Blanchfield was promoted to Chief Operating Officer. Throughout his career in healthcare he has held a variety of leadership roles in sales, marketing, strategy, and operations. Prior to Lantheus, Mr. Blanchfield worked at Takeda Pharmaceuticals Co. where he served as the Head of the U.S. Immunology Business Unit and managed a multi-billion dollar P&L covering multiple rare diseases products. Prior to his time at Takeda, Mr. Blanchfield served in several different roles at Shire Plc across almost 6 years, including as the Head of U.S. Immunology, General Manager of Nordic-Baltics, Head of Corporate Strategy, and Chief of Staff to the CEO. In his time at Shire, Mr. Blanchfield launched multiple products, worked across nine different countries, oversaw a restructuring to increase commercial focus and reduce costs, and led efforts in M&A, corporate defense, integration, and long-term corporate and portfolio strategy. Prior to his time at Shire, Mr. Blanchfield worked at McKinsey & Company for 5 years, where he focused on health care, marketing, and sales. Mr. Blanchfield earned a Master of Business Administration and Master of Arts in Education from Stanford University and an AB in Economics from Duke University.

Etienne Montagut serves as Chief Business Officer. He joined Lantheus as Senior Vice President, Corporate Development in September 2018. Mr. Montagut is responsible for Business Development, Strategic Planning and Portfolio Management, and also has responsibility for Pharma Services and Digital Solutions (EXINI). Mr. Montagut brings to the Company more than 20 years of commercial, portfolio management and business development experience. Prior to joining Lantheus, Mr. Montagut spent over six years with GE Healthcare where he held various executive leadership roles, including General Manager, Global SPECT Portfolio & Director of Cardiology (cross-modality), Executive, Global Leader SPECT Neurology & Cardiology, and as Executive, General Manager Molecular Imaging Greater China. Prior to GE Healthcare, Mr. Montagut served in roles of increasing scope and responsibility at Ipsen (Euronext: IPN), a global biopharmaceutical group focused on innovation and specialty care. During his tenure at Ipsen, Mr. Montagut held both commercial and corporate positions, including Head of Corporate Commercial Development, Business Development & Licensing and Portfolio Management after building businesses in the fields of oncology, neurology and primary care in geographies including Eastern Europe, Australia, China and Canada. Mr. Montagut holds a Master of Business Administration from Imperial College, London, and a Master of Business Intelligence from EGE in Paris.

Daniel M. Niedzwiecki serves as Senior Vice President, General Counsel and Corporate Secretary. Mr. Niedzwiecki brings 20 years of broad and diverse legal and business experience in corporate, securities, capital markets, transactional, commercial, intellectual property, dispute and compliance matters. Mr. Niedzwiecki joined Lantheus in 2013 and has served in positions of increasing responsibilities since originally joining the Company as Assistant General Counsel and Assistant Corporate Secretary. Prior to joining Lantheus, Mr. Niedzwiecki was a private equity and mergers and acquisitions attorney with Weil, Gotshal & Manges and, prior to that, a securities and transactional attorney at Palmer & Dodge. Mr. Niedzwiecki started his legal career clerking for the Honorable Frank H. Freedman of the United States District Court for the District of Massachusetts. Mr. Niedzwiecki received a Juris Doctor from Boston University School of Law and a Bachelor of Arts in Economics from Williams College.

Lantheus 2023 Proxy Statement	Executive Compensation	67

Dr. Jean-Claude Provost joined Lantheus as Interim Chief Medical Officer in April 2022 and was appointed permanent Chief Medical Officer in January 2023. Dr. Provost brings to the Company more than 30 years of experience in international development of therapeutic drugs and diagnostic agents, including radiopharmaceuticals and contrast media agents. During his career he has consistently demonstrated successful management of global research and development of products at all phases, from discovery to post-marketing life cycle management. Dr. Provost joined Lantheus from his firm, Theranostics Consulting, where he provided research and development, medical and strategic consulting services to pharmaceutical and biotechnology companies and investment firms. In this capacity, he has advised Lantheus for the last three years. Previously, he was head of global research and development for GE Healthcare’s pharmaceutical diagnostics division. Prior to his tenure at GE Healthcare, he co-founded Smo-Clinica, a contract research organization that specialized in clinical trial patient recruitment and management. He also held several management and clinical research positions with Pfizer, Bayer, Merck-Serono and Synarc-CCBR. Dr. Provost began his career as Research Physician in Clinical Pharmacology at St Antoine University Hospital (Sorbonne University, Paris). He is a member of the Board of Directors of Centre for Probe Development and Commercialization (CPDC), Canada. Dr. Provost holds degrees in Methodology and Statistics and Clinical Pharmacology from the University of Paris and a Doctorate in Medicine from the University Pierre & Marie Curie, Paris.

Lantheus 2023 Proxy Statement	Proposal 3: Approval of 2023 Employee Stock Purchase Plan	68

Proposal 3: Approval of 2023 employee stock purchase plan

Overview

We are seeking stockholder approval of the Lantheus Holdings, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”). The 2023 ESPP will replace the Company’s current employee stock purchase plan put in place in 2017 (the “2017 ESPP” and, together with the 2023 ESPP, the “ESPPs”), effective as of the next offering period. The 2023 ESPP is similar to the 2017 ESPP, with a few important differences intended to reflect current market practices:

•	We will make available for issuance 500,000 Shares under the 2023 ESPP;

•	The 2023 ESPP establishes a “Cashless Participation” program pursuant to which employees can elect to receive loans from a third party to purchase Shares under the 2023 ESPP;

•

The 2023 ESPP permits employees to purchase Shares thereunder at a price equal to 85% of the fair market value of our Shares on the first trading day of each offering period, if such price is less than the fair market value of our Shares on the date of purchase;

•	The 2023 ESPP eliminates the six-month holding period for Shares purchased thereunder;

•	The 2023 ESPP provides that employees are eligible to participate therein only after being employed for at least one month;

•	The 2023 ESPP increases the maximum amount of payroll deduction that a participant may select thereunder from 10% to 15%; and

•	The 2023 ESPP incorporates additional operational and administrative updates, as described below.

Our ESPPs are a benefit that we make broadly available to our employees that allow them to purchase Shares at a discount. The 2017 ESPP was adopted by the Board on February 17, 2017, and our stockholders approved the 2017 ESPP on April 27, 2017. On February 16, 2023, our Board, upon recommendation of our Compensation Committee, approved the 2023 ESPP, as described above, subject to stockholder approval. If approved by the stockholders at the Annual Meeting, the 2017 ESPP will terminate immediately following completion of the current offering period, there will be no additional offering periods thereunder, and the 2023 ESPP will become effective on September 14, 2023.

We are asking stockholders to approve the 2023 ESPP at the Annual Meeting so that we may use the 2023 ESPP to continue to assist us in recruiting and motivating qualified personnel to help us achieve our business goals, including creating long-term value for stockholders. As of March 6, 2023, approximately 63,808 Shares remain available for issuance under the 2017 ESPP. By replacing our Share reserve under the 2017 ESPP with the increased Share reserve under the 2023 ESPP, we expect to be able to provide our employees with the opportunity to purchase Shares under the 2023 ESPP for approximately the next ten years, assuming employee participation in the 2023 ESPP is consistent with historical levels and noting that future circumstances may require us to make changes to our expected practices.

Pursuant to Section 423 of the Code and the Treasury Regulations thereunder, we are required to obtain stockholder approval of the 2023 ESPP in order to obtain the favorable tax treatment discussed under the heading U.S. Federal Income Tax Considerations below.

Our Board believes that offering our employees the opportunity to obtain a proprietary interest in the Company continues to be critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly-competitive market for employee talent in which we operate. Accordingly, our Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. Our Board has approved the 2023 ESPP subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders do not approve this proposal, the 2023 ESPP will not take effect, the 2017 ESPP will remain in place, and no additional Shares will be reserved thereunder.

Background

The 2023 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and permits eligible employees of the Company and its designated subsidiaries to use payroll deductions, and, as amended and restated, Cashless Participation loans to purchase Shares at a discount to the market price, and to receive special tax treatment with respect to these purchased Shares, as provided by the Code.

Lantheus 2023 Proxy Statement	Proposal 3: Approval of 2023 Employee Stock Purchase Plan	69

The 2017 ESPP provides for the issuance of up to 250,000 Shares. If stockholders approve the 2023 ESPP, the 2017 ESPP will terminate immediately following completion of the current offering period and there will be no additional offering periods under the 2017 ESPP. The 2023 ESPP will become effective on September 14, 2023.

The number of Shares issuable under the 2023 ESPP will be 500,000 Shares, subject to adjustment as provided for in the 2023 ESPP. The Shares available for purchase under the 2023 ESPP represent less than 1% of the total number of Shares outstanding as of March 6, 2023.

Summary of the ESPP

The following is a summary of the material features of the 2023 ESPP. The summary is qualified in its entirety by the 2023 ESPP, which is attached to this proxy statement as Appendix A.

Purpose

The 2023 ESPP is intended to provide employees of the Company and its participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of Shares.

Administration

The 2023 ESPP is administered by the Compensation Committee or such other committee as is appointed by the Board, or its authorized delegates, which will have the authority and discretion to, among other things, construe and interpret the 2023 ESPP and prescribe, amend and rescind rules relating to, and take any other actions necessary or desirable for, its administration. As used in this summary, the term “Compensation Committee” refers to the Compensation Committee or such other committee as is appointed by the Board, or its authorized delegates to the extent of such delegation, as applicable. The Compensation Committee’s decisions will be final and binding.

Eligibility

Employees are eligible to participate in the 2023 ESPP if they meet the following criteria:

•	The employee has been employed by the Company, or any other participating subsidiary designated by the Compensation Committee, for at least one month;

•	The employee is employed by the Company, or any other participating subsidiary designated by the Compensation Committee, on the last day of the enrollment period for the next offering period; and

•	The employee customarily works at least 20 hours per week.

An employee who is eligible to participate in the 2023 ESPP may elect to participate in a particular offering period if she or he was eligible on the first day of the enrollment period for that offering period, unless otherwise determined by the Compensation Committee in a manner consistent with Section 423 of the Code.

As of March 6, 2023, there were approximately 695 employees eligible to participate in the 2023 ESPP.

Number of Shares; Participation

Subject to adjustment as described below, 500,000 Shares will be available for purchase pursuant to options granted under the 2023 ESPP. The Shares that may be delivered upon the exercise of options under the 2023 ESPP may be newly-issued Shares, treasury Shares or Shares acquired on the open market. If any option granted under the 2023 ESPP expires or terminates without having been exercised in full, or ceases to be exercisable in whole or part, the Shares subject to the option will remain available for purchase under the 2023 ESPP.

The closing price per Share as reported on Nasdaq on March 6, 2023 was $73.00.

Offering Periods

The 2023 ESPP provides for a series of separate six-month offering periods, beginning on or about March 14th and September 14th of each year, beginning on September 14, 2023. The Compensation Committee may change the duration, frequency, and the start and the end dates of offering periods to the extent permitted by Section 423 of the Code.

Enrollment; Payroll Deductions; Cashless Participation

Eligible employees may become participants in the 2023 ESPP and the Cashless Participation program by enrolling during an open enrollment period. Eligible employees may enroll by completing the appropriate forms and agreements, as specified in the 2023 ESPP. Upon the effectiveness of the 2023 ESPP, enrollment of eligible employees under the 2017 ESPP will be treated as enrollment under the 2023 ESPP.

Lantheus 2023 Proxy Statement	Proposal 3: Approval of 2023 Employee Stock Purchase Plan	70

The amount of payroll deduction that a participant selects must be an amount of not less than 1% and not more than 15% of the employee’s qualifying compensation for that payroll period. Amounts may be withheld in whole percentages only. The rate of payroll deductions may not be increased or decreased during the offering period, except an employee may irrevocably elect to reduce his or her payroll deductions to zero and withdraw from an offering no less than 15 days before the last trading day of the offering period and may elect to receive a refund of his or her accumulated payroll deductions. An employee’s payroll deduction rate will remain in effect for subsequent offering periods unless the employee elects otherwise or becomes ineligible to participate in the 2023 ESPP or in an offering, except that if an employee withdraws from an offering, she or he will be re-enrolled in the next offering at the payroll deduction rate in effect prior to such withdrawal unless she or he elects otherwise.

Under the 2023 ESPP, employees may receive an interest free loan to enable them to take full advantage of the 2023 ESPP pursuant to a Cashless Participation program. If an employee elects to participate in the Cashless Participation program, the participant may borrow up to an amount equal to the difference between the amount the employee elects to contribute to the 2023 ESPP for such offering period and the maximum amount the employee could have elected to contribute to the 2023 ESPP for such offering period. Pursuant to the Cashless Participation program documents, program participants agree to repay any Cashless Participation loan on the purchase date by selling a portion of the Shares that they acquire on the purchase date. Participation in the Cashless Participation program is available to all eligible employees (except the Company’s executive officers) who contribute at least 1% of their eligible compensation through payroll deduction, unless prohibited by applicable law.

Grant and Exercise of Options

On the first trading day of each offering period, each eligible employee who elected to participate in the offering will be granted an option to purchase, on the last trading day of the offering period (the purchase date), the number of Shares determined by dividing the employee’s elected payroll deductions for the offering period plus the employee’s Cashless Participation Program loan proceeds, if any, by the applicable purchase price, subject to the limitations described below. This option will be automatically exercised on the purchase date. As soon as practicable following exercise, the Shares purchased upon exercise will be delivered to the employee, or to an account established in his or her name, other than any such Shares sold to repay an outstanding loan balance under the Cashless Participation program or to satisfy applicable withholding obligations.

Purchase Price

The purchase price at which Shares may be acquired under the 2023 ESPP in any offering period is the lesser of 85% of the fair market value of the Shares on the purchase date or the first day of the applicable offering period, or such other amount specified by the Compensation Committee to the extent permitted by Section 423 of the Code.

The fair market value of a Share on any date is the closing price for a Share as reported for such date on Nasdaq (or such other exchange on which Shares are listed) or, if Shares were not traded on that date, the fair market value of a Share is the closing price for a Share as reported for the next preceding date on which Shares were traded.

Limitations

No eligible employee will be granted an option under the 2023 ESPP if, immediately after the grant, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary or if the option would permit the employee’s rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries (including, without limitation, the 2017 ESPP) to accrue at a rate that exceeds $25,000 of the fair market value of that stock during any calendar year in which the option is outstanding. In addition, no employee may purchase more than 2,500 Shares under the 2023 ESPP in any single offering period. In the event that an offering is oversubscribed relative to the remaining Shares available under the 2023 ESPP, the Committee will allocate those remaining Shares among participating employees on a pro rata basis.

Transferability

No payroll deductions, rights to loan proceeds under the Cashless Participation program, or rights to exercise an option or receive Shares under the 2023 ESPP may be assigned, transferred, pledged or otherwise disposed of, other than by will or the laws of descent or distribution. Transactions involving Shares purchased under the 2023 ESPP, including transactions under the Cashless Participation Program, are also subject to the Company’s insider trading policy and restrictions under applicable law.

Termination of Employment

Upon a termination of a participant’s employment for any reason that occurs at least 15 days before the purchase date for an offering period, the employee will be deemed to have withdrawn from the 2023 ESPP, the employee’s accumulated payroll deductions will be returned and the employee’s option under the offering will automatically

Lantheus 2023 Proxy Statement	Proposal 3: Approval of 2023 Employee Stock Purchase Plan	71

terminate, together with the employee’s participation in the Cashless Participation program for such offering. If an employee’s termination of employment occurs within 15 days before a purchase date, the employee’s accumulated payroll deductions and any loan proceeds under the Cashless Participation program for such offering will be used to purchase Shares on the purchase date, unless the employee timely elects to withdraw from the offering.

Adjustment of Shares

If there is any change with respect to outstanding Shares by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to Shares or any reorganization, merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Shares (other than regular cash dividends to the Company’s shareholders), then the Compensation Committee shall, in the manner and to the extent it considers equitable to participants and consistent with the terms of the 2023 ESPP, cause an adjustment to be made to the number and type of Shares that may be delivered under the 2023 ESPP, the purchase price, and the number of outstanding Shares covered by each outstanding option and the limitations contained in the 2023 ESPP.

Corporate Transactions

In the event of a reorganization, merger, or consolidation, a sale of all or substantially all of the Company’s assets, a complete liquidation or dissolution of the Company, or the acquisition of more than 50% of the Company’s voting power, in each case, that qualifies as a “corporate transaction” under the 2023 ESPP, each outstanding option will be assumed or an equivalent option will be substituted by the successor or an affiliate of the successor and, if the successor (or its affiliate) does not assume or substitute for the option, or if any employee is participating in the Cashless Participation program, the Compensation Committee may (i) cancel each outstanding option and return the balance in each participant’s account to the participant or (ii) terminate the offering period to which the option relates by setting a new purchase date on which the offering period will end.

Amendment and Termination

The Compensation Committee may at any time amend, suspend or terminate the 2023 ESPP, in its discretion. If the 2023 ESPP is terminated, the Compensation Committee may elect to terminate any outstanding offering periods immediately or once Shares have been purchased on the next purchase date (which the Compensation Committee may accelerate).

Term of the ESPP

The 2023 ESPP will continue in effect until the ten-year anniversary of the effective date, unless sooner terminated by the Compensation Committee.

U. S. Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax consequences associated with the 2023 ESPP. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Further, the summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2023 ESPP, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted. We intend, and this summary assumes, that the 2023 ESPP will qualify as an “employee stock purchase plan” under Section 423 of the Code.

The amounts deducted from a participating employee’s compensation pursuant to the 2023 ESPP will be included in the employee’s compensation and will be subject to federal income and employment tax. In general, no income will be recognized by the employee either at the beginning of an offering period or when the employee purchases Shares under the 2023 ESPP.

Qualifying Disposition of Shares

If Shares are sold or disposed of (i) two years after the option grant, and (ii) one year after the Shares were purchased under the 2023 ESPP, or after the employee’s death if the employee dies while holding the Shares (a “qualifying disposition”), the employee (or in the case of death, the employee’s estate) recognizes ordinary income to the extent of the lesser of (a) the excess of the fair market value of the Shares on the first trading day of the offering period over the purchase price of the Shares (or such other amount equal to the purchase price discount), or (b) the excess of fair market value of the Shares at the time of such disposition over the purchase price of the Shares. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less

Lantheus 2023 Proxy Statement	Proposal 3: Approval of 2023 Employee Stock Purchase Plan	72

than the purchase price, then the employee will not recognize ordinary income, and any loss recognized by the employee generally will be a long-term capital loss.

Disqualifying Disposition of Shares

When an employee sells or disposes of the Shares acquired under the 2023 ESPP before the expiration of the required holding periods described above (a “disqualifying disposition”), the employee will recognize ordinary income to the extent of the difference between the purchase price for the Shares and the fair market value of the Shares on the purchase date, regardless of the price at which the Shares are sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the Shares more than one year. If the sale price is less than the fair market value of the Shares on the purchase date, then the employee will recognize a capital loss equal to such difference.

Tax Deduction by the Company

Even though an employee must treat part of his or her gain on a qualifying disposition of Shares acquired under the 2023 ESPP as ordinary income, the Company may not take a deduction for this amount. However, if an employee makes a disqualifying disposition of Shares acquired under the 2023 ESPP, the amount of ordinary income recognized by the employee generally qualifies as a deduction for the Company, subject to any limitations imposed under the Code.

New Plan Benefits

Participation in the 2023 ESPP is entirely within the discretion of the eligible employees. Because we cannot presently determine the rate of contributions by these employees and the eventual purchase price under the 2023 ESPP, it is not possible to determine the value of benefits that may be obtained by participants under the 2023 ESPP. However, as described above, no employee may purchase Shares having a value of more than $25,000 in any calendar year under the 2023 ESPP.

For illustrative purposes, the following table sets forth (a) the number of Shares that were purchased under the 2017 ESPP during calendar year 2022 by our executive officers, as a group, and by our other employees, as a group, and (b) the weighted average per share purchase price paid for such Shares by each such group.

	Number of Shares Purchased (#)	Weighted Average Purchase Price per Share ($)(1)
All current executive officers as a group (6 persons)	1,103	55.97
All other employees as a group	23,096	56.87

(1)	The purchase price per share under the 2017 ESPP is equal to 85% of the closing selling price per Share on the last day of the offering period.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity incentive plans as of December 31, 2022:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(2)	(c)
Equity compensation plans approved by security holders (3)(4)	2,783,616	$30.37	3,353,132
Equity compensation plans not approved by security holders	—	N/A	—
Totals	2,783,616	$30.37	3,353,132

Lantheus 2023 Proxy Statement	Proposal 3: Approval of 2023 Employee Stock Purchase Plan	73

(1)	Includes 517,424 exercisable stock options and 2,266,192 outstanding RSUs, PSU and unvested stock options.

(2)	These calculations do not take into account the 2,266,192 Shares underlying outstanding RSUs, PSUs and unvested stock options.

(3)

Consists of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), the Lantheus Holdings, Inc. 2013 Equity Incentive Plan, the Lantheus Holdings, Inc. 2008 Equity Incentive Plan, the 2017 ESPP and the Progenics 2005 Stock Incentive Plan and 2018 Performance Incentive Plan.

(4)	Under this proposal, we are seeking stockholder approval of the 2023 ESPP, under which we will reserve for issuance 500,000. These additional Shares are not reflected in the amounts disclosed.

(5)

Includes Shares available for future issuances of equity awards under the 2015 Equity Incentive Plan and the 2017 ESPP. As of December 31, 2022, there were 3,289,324 Shares available for future issuance under the 2015 Equity Incentive Plan and 63,808 Shares available for future issuance under the 2017 ESPP.

Vote Required and Board of Directors’ Recommendation

Approval of the 2023 ESPP requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as Shares voting on such matter and accordingly will have no effect on the approval of this Proposal 3.

Lantheus 2023 Proxy Statement	Proposal 4: Ratification of Independent Auditors	74

Proposal 4: Ratification of independent auditors

The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although stockholder ratification of the appointment of Deloitte is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance.

Representatives of Deloitte are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of Deloitte, then the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of Deloitte, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Lantheus 2023 Proxy Statement	Proposal 4: Ratification of Independent Auditors	75

Deloitte Fees

The following table presents aggregate fees billed to the Company for services rendered by Deloitte during the years ended December 31, 2022 and 2021:

Fees	Year Ended December 31,
	2022	2021
Audit fees(1)	$1,451,950	$1,251,125
Audit-related fees	—	—
Tax fees(2)	—	$50,400
All other fees(3)	$1,895	$1,895
Total	$1,453,845	$1,303,420

(1)

Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings, registration statements filed with the SEC or engagements.

(2)	Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning services.

(3)	All other fees comprised fees billed for professional services relating to regulatory consulting and a software subscription for an accounting and research tool.

Audit Committee Pre-Approval Policies

The services provided by Deloitte were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm and has determined that the provision of these services has not adversely affected Deloitte’s independence. The Audit Committee approved 100% of the services covered by audit fees, audit-related fees, tax fees and all other similar fees.

Lantheus 2023 Proxy Statement	Proposal 4: Ratification of Independent Auditors	76

Audit Committee Report

The information contained in this report will not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and this information will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference in that filing.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Audit Committee assists in the Board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence and the performance of the Company’s independent auditors.

The Audit Committee currently consists of Messrs. Leno (Chairperson), Mäusli and Pruden, each of whom is independent under Nasdaq and SEC rules.

The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and Deloitte. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 13001, as amended “Communications with Audit Committees,” as adopted by the PCAOB and the SEC.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on that review, discussions and disclosure, the Audit Committee recommended to the Company’s Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Audit Committee

Samuel Leno, Chair

Heinz Mäusli

Gary J. Pruden

Lantheus 2023 Proxy Statement	Questions and Answers about the Annual Meeting	77

Questions and Answers about the Annual Meeting

Below are answers to common questions stockholders may have about the Notice, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (if you request paper copies) and a proxy card/voting instruction form (collectively, the “Proxy Materials”) and the Annual Meeting.

What am I voting on?

You are voting on the following proposals at the Annual Meeting:

•	the election of three Class II directors to our Board of Directors;

•	the approval, on an advisory basis, of the compensation paid to our named executive officers (commonly referred to as “say-on-pay”);

•	the approval of the Lantheus Holdings, Inc. 2023 Employee Stock Purchase Plan; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Our Bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. Other than with respect to the stockholder proposal listed above, we have not received any such proposals, and we do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by the Board will have discretion to vote on those matters.

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“FOR” the election of each of the three nominees for Class II directors to our Board of Directors;

•	“FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	“FOR” the approval of the Lantheus Holdings, Inc. 2023 Employee Stock Purchase Plan; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Who may vote at the meeting?

Holders of Shares as of the close of business on March 6, 2023 (the “Record Date”) may vote at the Annual Meeting.

How many Shares may be voted at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 68,203,073 Shares entitled to vote at the Annual Meeting.

How many votes do I have?

Holders of our common stock are entitled to one vote for each Share held as of the Record Date. We do not have cumulative voting.

Lantheus 2023 Proxy Statement	Questions and Answers about the Annual Meeting	78

How will my Shares be counted as “present” at the Annual Meeting, and how many votes must be present to hold the Annual Meeting?

Your Shares are counted as “present” at the Annual Meeting if you attend the Annual Meeting and vote in-person or if you properly return a proxy to vote your Shares by Internet, telephone or mail (as described below). In order for us to hold our Annual Meeting, holders of a majority of our outstanding Shares as of the Record Date must be present in person or by proxy at the Annual Meeting. This majority is referred to as a quorum. Abstentions and broker non-votes will be counted as Shares present to determine whether a quorum exists to hold the Annual Meeting.

What vote is required for each proposal?

The following votes are required to approve each proposal:

Proposal	Vote Required for Approval

Proposal 1: Election of Class II directors	A majority of the votes properly cast.

Proposal 2: Advisory vote on executive compensation	No vote is required for approval, as this is an advisory vote.

Proposal 3: Approval of the 2023 Employee Stock Purchase Plan	A majority of the votes properly cast.

Proposal 4: Ratification of the Company’s independent registered public accounting firm	A majority of the votes properly cast.

Notwithstanding the voting requirements described above, our Board and its committees value the opinions of stockholders and will strongly consider the results of these votes in making future decisions relating to director elections, executive compensation arrangements and retention of our independent auditor.

How are abstentions and broker non-votes counted?

Abstentions (that is, Shares present at the meeting in person or by proxy that are voted “ABSTAIN”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast “FOR” or “AGAINST.”

What is the difference between a stockholder of record and a beneficial owner of Shares held in street name?

Stockholder of Record. If your Shares are registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.”

Beneficial Owner of Shares Held in Street Name. If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a “beneficial owner of Shares” held in “street name.” In that case, the organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the Shares you hold in your account.

How do stockholders of record vote?

There are four ways for stockholders of record to vote:

•	By Telephone: Follow instructions on the proxy card/instruction form. You will need the unique control number for your Shares located on the proxy card/voting instruction form.

•

Via the Internet: You may vote by Internet until 11:59 p.m. (Eastern Time) on April 26, 2023, which is the day before the Annual Meeting, by visiting www.proxypush.com/LNTH and entering the unique control number for your Shares located on the proxy card/voting instruction form.

Lantheus 2023 Proxy Statement	Questions and Answers about the Annual Meeting	79

•

By Mail: You may vote by filling out, signing and dating the enclosed proxy card and returning it in the envelope provided. The completed proxy card must be received by the close of business on April 26, 2023, which is the day before the Annual Meeting.

•

In Person: You may also vote your Shares during the Annual Meeting by completing a ballot at the Annual Meeting if attending in person or by following the instructions available on the meeting website during the meeting if attending virtually.

When and where will the Annual Meeting be held?

The Annual Meeting will convene at 10:30 a.m. (Eastern Time) on Thursday, April 27, 2023 in person in the Wellesley Room at the Hilton Boston Logan Airport, One Hotel Drive, Boston, MA, 02128, United States in an in-person and virtually in a live webcast meeting format. Because the Annual Meeting is being conducted in person and via live webcast, Lantheus stockholders will be able to either physically or virtually attend the meeting.

May I see a list of stockholders entitled to vote as of the record date?

Yes. We will make a list of stockholders entitled to vote at the Annual Meeting available electronically for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days ending on the day before the Annual Meeting date. Please contact our Investor Relations department at (978)-671-8842 or ir@lantheus.com if you wish to inspect the list of stockholders entitled to vote at the Annual Meeting prior to the Annual Meeting.

Do I need to register to attend the live webcast of the Annual Meeting?

Yes. You must register to attend the Annual Meeting at www.proxydocs.com/LNTH. You will be asked to provide the control number found on your proxy card or voting instruction form. After completion of your registration, you will be emailed further instructions, including a unique link to access the virtual meeting.

How do I submit questions for the Annual Meeting?

If you wish to submit a question in advance of or during the Annual Meeting, you may submit a question at www.proxydocs.com/LNTH after logging in with the control number found on your proxy card or voting instruction form.

We are committed to ensuring that stockholders attending the live webcast of the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will try to answer as many stockholder-submitted questions as time permits, provided that we reserve the right to edit inappropriate language, or to exclude questions that are determined by the Chairperson of the Annual Meeting to not be pertinent to meeting matters or otherwise inappropriate. If substantially similar questions are received, we will group such questions together and provide a single response to avoid repetition. We may post questions and answers if applicable to our business on the Company’s investor relations website at https://investor.lantheus.com following the Annual Meeting.

Who do I contact if I am encountering difficulties attending the meeting online?

We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the Annual Meeting on the meeting website. The meeting website will be provided to you upon registering for the Annual Meeting. If you encounter any difficulties during the meeting, please call the toll-free phone number provided to you in an email that you will receive one hour before the Annual Meeting.

How does the Board recommend that I participate at the Annual Meeting?

Whether or not you plan to attend the Annual Meeting, we encourage you to vote ahead of time via the Internet, by telephone or by mail so that your Shares will be voted in accordance with your wishes even if you later decide to attend the Annual Meeting.

How do beneficial owners of Shares held in street name vote?

If you hold your Shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow the instructions of the organization that holds your Shares.

Can I change my vote after submitting a proxy?

Stockholders of record may revoke their proxy before the Annual Meeting by (i) delivering to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Corporate Secretary, a written notice

Lantheus 2023 Proxy Statement	Questions and Answers about the Annual Meeting	80

stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, (ii) by voting again by Internet or by telephone, or (iii) by attending the Annual Meeting and voting in person or by attending the Annual Meeting virtually and voting online during the Annual Meeting.

Street name stockholders who wish to change their votes should contact the organization that holds their Shares.

If I hold Shares in street name through a broker, can the broker vote my Shares for me?

If you hold your Shares in street name and you do not vote, the broker or other organization holding your Shares can vote on certain “routine” proposals but cannot vote on other proposals, as follows:

Proposal	Considered a “Routine” Proposal?	If you hold Shares in street name and do not vote on a Proposal, then your Shares

Proposal 1: Election of Class II directors	No	will be counted as “broker non-votes” for that proposal

Proposal 2: Advisory vote on executive compensation	No	will be counted as “broker non-votes” for that proposal

Proposal 3: Approval of the 2023 Employee Stock Purchase Plan.	No	will be counted as “broker non-votes” for that proposal

Proposal 4: Ratification of the Company’s independent registered public accounting firm	Yes	may be voted by your broker or other organization holding your Shares

Where can I find voting results?

We will file a Current Report on Form 8-K with the SEC to report the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of the Proxy Materials may be sent to multiple stockholders in your household. If you hold your Shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker or other organization that holds your Shares.

Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Investor Relations.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Members of the Board, officers and employees of the Company and, potentially, a third party proxy solicitor, may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. If we decide to retain a third party proxy solicitor, we would expect to pay it no more than $15,000 for any proxy solicitation services it renders. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions. If you choose to access the Proxy Materials or vote over the Internet, you are responsible for any Internet access charges that you may incur.

Who should I contact if I have additional questions?

If you have additional questions, you can contact our Investor Relations department at 978-671-8842 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 201 Burlington Road, South Building, Bedford, MA 01730, Attention: Investor Relations. Stockholders who hold their Shares in street name should contact the organization that holds their Shares for additional information on how to vote.

Lantheus 2023 Proxy Statement	Questions and Answers about the Annual Meeting	81

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than November 18, 2023 in order to be included in our proxy materials for that meeting. These proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our Bylaws.

Under our Bylaws, stockholder proposals submitted for consideration at our 2024 Annual Meeting, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on December 29, 2023 and not later than the close of business on January 28, 2024. However, if our 2024 Annual Meeting occurs more than 30 days before or 60 days after April 27, 2024, proposals must be delivered not less than 90 days or more than 120 days before the annual meeting date or, if the first public announcement of the annual meeting date is less than 100 days prior to the annual meeting date, then no later than the 10th day following the date of the first public announcement of the annual meeting date.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2024. If the date of the 2024 Annual Meeting is more than 30 days before or after April 27, 2024, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after we first publicly announces the date of the meeting.

Our Bylaws provide a proxy access provision stating that stockholders who meet the requirements set forth in our Bylaws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the proxy access Bylaw and subject to certain requirements, a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years is permitted to nominate and include in our proxy materials directors constituting up to the greater of two individuals or 20% of our board. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered no earlier than the close of business on the 120th day prior to the special meeting date and not later than the close of business on the latest of the 90th prior to the special meeting or the 10th day following the date of the first public announcement of the annual meeting date.

Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our Bylaws.

Lantheus 2023 Proxy Statement	Appendix A	A-1

LANTHEUS HOLDINGS, INC.

2023 Employee Stock Purchase Plan

1.

Purpose. This Lantheus Holdings, Inc. 2023 Employee Stock Purchase Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and be exempt from the requirements of Section 409A of the Code and the Plan will be interpreted in a manner that is consistent with that intent.

2.	Definitions. As used in the Plan, the following capitalized terms have the following meanings:

(a)	“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(b)	“Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(c)	“Business Combination” has the meaning set forth in the definition of Corporate Transaction.

(d)	“Cashless Participation Agreement” means an agreement in the form as may be adopted by the Board or the Committee from time to time.

(e)	“Cashless Participation Program” means the program described in Section 10 of the Plan.

(f)

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended. Any reference to a section of the Code will be deemed to include a reference to any regulations promulgated under that section of the Code.

(g)

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, or its authorized delegates to the extent of such delegation, as applicable.

(h)	“Common Stock” means the common stock of the Company, par value $0.01 per share.

(i)	“Company” means Lantheus Holdings, Inc., a Delaware corporation, including any successor thereto.

(j)

“Compensation” means base salary or wages (as applicable) paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary (before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan), including overtime, shift differentials, vacation pay, holiday pay, sick pay, jury duty pay and funeral leave pay, but excluding annual bonuses, other bonuses and awards, commissions, car allowances, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses and income realized in connection with stock options or other equity-based awards.

(k)	“Corporate Transaction” means the occurrence of one of the following events:

(i)

Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions will not constitute a Corporate Transaction: (A) any acquisition of Outstanding Company Voting Securities directly from the Company, including without limitation, a public offering of securities, or (B) any acquisition of Outstanding Company Voting Securities by the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.

(ii)

Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (A) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction,

Lantheus 2023 Proxy Statement	Appendix A	A-2

owns all or substantially all of the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (B) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such Successor Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.

(iii)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(l)

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

(m)	“Effective Date” means September 14, 2023, subject to the Plan obtaining shareholder approval in accordance with Section 20(k).

(n)

“Employee” means any individual who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with that employer. For purposes of the Plan, an employment relationship will be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months (or any other period of time specified in Treasury Regulation Section 1.421-1(h)(2)) and the individual’s right to re-employment is not guaranteed by applicable law or contract, the employment relationship will be deemed to have terminated on the first day immediately following that three-month period (or any other period specified in Treasury Regulation Section 1.421-1(h)(2)).

(o)

“Eligible Employee” means an Employee who (i) has been employed by the Company or a Participating Subsidiary for at least one (1) month, (ii) customarily works at least twenty (20) hours per week and (iii) is employed by the Company or a Participating Subsidiary on the last day of enrollment period for the next Offering Period. Notwithstanding the foregoing, the Committee may establish additional eligibility requirements for any Offering that has not yet commenced, provided that such additional eligibility requirements are not inconsistent with Section 423 of the Code.

(p)

“Enrollment Form” means an agreement, in a form (including an electronic form) acceptable to the Committee, pursuant to which an Eligible Employee may elect to (i) participate in an Offering Period under the Plan, (ii) stop payroll deductions and withdraw from an Offering Period, and/or (iii) request a refund of his or her accumulated payroll deductions for an Offering Period. The term “Enrollment Form” shall include any Enrollment Form submitted under the Prior Plan that, but for the termination of the Prior Plan, would have remained in effect thereunder for an Offering Period commencing on the Effective Date.

(q)	“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

(r)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(s)

“Fair Market Value” means, with respect to a share of Common Stock as of any date, the closing price on that date, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed (or, if the Common Stock was not traded on that date, then on the next preceding trading day that the Common Stock was traded on that exchange), as reported in The Wall Street Journal. In the absence of an established market for the shares of Common Stock, the Fair Market Value will be determined in good faith by the Committee consistent with the requirements of Section 423 of the Code, and that determination will be conclusive and binding on all persons.

(t)	“Irrevocable Contract” means an irrevocable enforceable contract in the form as may be adopted by the Board or the Committee from time to time.

(u)	“Offering Date” means the first Trading Day of each Offering Period.

(v)

“Offering” or “Offering Period” means a period of six (6) months beginning each March 14 and September 14 of each year, or such other period established pursuant to Section 5 of the Plan (but not to exceed twenty-seven (27) months).

Lantheus 2023 Proxy Statement	Appendix A	A-3

(w)	“Outstanding Company Voting Securities” has the meaning set forth in the definition of Corporate Transaction.

(x)	“Participant” means an Eligible Employee who is actively participating in the Plan.

(y)

“Participating Subsidiaries” means Lantheus Medical Imaging, Inc. and any other Subsidiaries that may be designated as eligible to participate in the Plan by the Committee from time to time in its sole discretion.

(z)	“Person” will have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(aa)	“Plan” means this Lantheus Holdings, Inc. 2023 Employee Stock Purchase Plan, as amended from time to time.

(bb)	“Prior Plan” means the Lantheus Holdings, Inc. 2017 Employee Stock Purchase Plan, as amended from time to time.

(cc)	“Purchase Date” means the last Trading Day of each Offering Period.

(dd)

“Purchase Price” means an amount equal to the lesser of eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on (i) the Purchase Date or (ii) the Offering Date, or such other amount specified by the Committee to the extent permitted under Section 423 of the Code; provided that the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

(ee)	“Securities Act” means the Securities Act of 1933, as amended.

(ff)

“Subsidiary” means any corporation or other entity, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not that corporation or entity exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary will be made in accordance with Section 424(f) of the Code.

(gg)	“Successor Entity” has the meaning set forth in the definition of Corporate Transaction.

(hh)

“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee.

3.

Administration. The Plan will be administered by the Committee, which will have the authority and discretion to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan (including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code). The Committee may correct any defect or omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee will be final and binding on all persons. The Committee may delegate its authority under the Plan to one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. All expenses of administering the Plan will be borne by the Company.

4.

Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period will be eligible to participate in that Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee will be granted an option under the Plan if either (i) immediately after the grant of the option, that Eligible Employee would own stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, determined in accordance with Section 424(d) of the Code, or (ii) that option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries (including, without limitation, the Prior Plan) to accrue at a rate that exceeds twenty five thousand dollars ($25,000) of the Fair Market Value of that stock (determined at the time the option is granted) for each calendar year in which that option is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code.

5.

Offering Periods. The Plan will be implemented by a series of separate Offering Periods, each of which will be six (6) months in duration, with new Offering Periods commencing on or about March 14 and September 14 of

Lantheus 2023 Proxy Statement	Appendix A	A-4

each year (or such other time or times as may be determined by the Committee). The first Offering Period under the Plan will commence on September 14, 2023, which shall also be the first Offering Date. The Committee will have the authority to change the duration, frequency, start and end dates of Offering Periods to the extent permitted by Section 423 of the Code.

6.	Participation.

a.

Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan by properly completing an Enrollment Form and submitting it to the Company prior to the commencement of the Offering Period, at such time as may be specified and in accordance with the enrollment procedures established by the Committee. For the avoidance of doubt, an Enrollment Form submitted under the Prior Plan shall be deemed to constitute an Enrollment Form under the Plan. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions on each payroll date occurring during the applicable Offering Period in the whole percentage of Compensation for such payroll period as he or she elects (but not less than one percent (1%) and not more than fifteen percent (15%), unless otherwise determined by the Committee prior to the applicable Offering Period). Payroll deductions will commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company will credit each Participant’s payroll deductions during an Offering Period to a notional account, but will have no obligation to pay interest on payroll deductions or to hold those amounts in a trust or in any segregated account. Unless expressly permitted by the Committee or as provided under the Cashless Participation Program, a Participant may not make any separate contributions or payments to the Plan. During an Offering Period, payroll deduction authorizations may not be increased or decreased, except that a Participant may terminate his or her payroll deductions in accordance with Section 11(a) of the Plan. A Participant who elects to contribute at least one percent (1%) but less than fifteen percent (15%) of Compensation to the Plan during an Offering Period may also participate in the Cashless Participation Program during such Offering Period by executing the Cashless Participation Agreement and Irrevocable Contract pursuant to Section 10 of the Plan. Such Cashless Participation Agreement and Irrevocable Contract will not impair the Participant’s ability to withdraw from the Plan in accordance with Section 11(a) of the Plan.

b.

Automatic Re-enrollment. The payroll deduction rate selected in the Enrollment Form (including, without limitation, an Enrollment Form submitted under the Prior Plan) will remain in effect for subsequent Offering Periods, and each Participant who participates in the Cashless Participation Program for an Offering Period will continue to participate in the Cashless Participation Program for subsequent Offering Periods, unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6(a), (b) properly revokes a previously executed Cashless Participation Agreement or fails to execute a new Cashless Participation Agreement or Irrevocable Contract, as may be required for an Offering Period, (c) withdraws (or is deemed to withdraw) from the Plan in accordance with Section 11 or (d) terminates employment or otherwise becomes ineligible to participate in the Plan or an Offering.

7.

Grant of Option. On each Offering Date, each Eligible Employee who elected to participate in the applicable Offering Period will be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing (a) the sum of (i) the Participant’s elected payroll deductions for the applicable Offering Period plus (ii) the Participant’s Cashless Participation Program loan proceeds, if any, for such Offering Period by (b) the applicable Purchase Price; provided, however, that in no event will any Participant purchase more than 2,500 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 19 and the limitations set forth in Sections 4 and 14).

8.

Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of the applicable Offering Period. The Participant’s accumulated payroll deductions and/or any loan proceeds from the Cashless Participation Program, as the case may be, will be used to purchase the maximum number of whole shares that can be purchased with such amounts as of the Purchase Date. No fractional shares may be purchased. Any balance remaining in a Participant’s notional account following the Purchase Date will be automatically refunded to the Participant, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward and credited to the Participant’s notional account for the following Offering Period, unless the Participant ceases to be an Eligible Employee or elects not to participate in the following Offering Period in accordance with the terms of the Plan, in which case the balance of his or her notional account shall be refunded. For the avoidance of doubt, any amount that would have been carried forward under the Prior Plan for an Offering Period commencing thereunder on the Effective Date will be carried forward and credited to the Participant’s account under the Plan for the Offering Period commencing hereunder on the Effective Date.

Lantheus 2023 Proxy Statement	Appendix A	A-5

9.	Transfer of Shares.

a.

Settlement of Purchase of Shares. Subject to Section 20(m), as soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option, other than any such shares sold to repay an outstanding loan balance under the Cashless Participation Program or to satisfy applicable withholding obligations. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with that Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted under the Plan until those shares have been actually delivered pursuant to this Section 9.

b.

Sales of Shares. Transactions involving any shares of Common Stock purchased under the Plan, including transactions under the Cashless Participation Program, are subject to, without limitation, (i) the Company’s Policy on Insider Trading and Corporate Communications, (ii) applicable securities laws, including insider trading laws, and (iii) for those Participants designated as “affiliates” and/or “Section 16 Insiders” of the Company, Rule 144 and/or Section 16 reporting and other requirements, as applicable.

10.

Cashless Participation Program. An Eligible Employee who elects to participate in an Offering Period under the Plan by properly completing and submitting an Enrollment Form may also elect to become a participant in the Cashless Participation Program for such Offering Period by completing and submitting to the Company, its appointed plan administrator or Cashless Participation loan provider a Cashless Participation Agreement and an Irrevocable Contract, which shall contain terms and conditions of the Eligible Employee’s participation in the Cashless Participation Program, including, without limitation, the level of participation, sale price, loan terms, interest and repayment provisions. The aggregate principal amount of the loan made to a Participant under the Cashless Participation Program for an Offering Period will equal the difference between (a) the amount the Participant elects to contribute to the Plan for such Offering Period, as provided in the Participant’s Enrollment Form, and (b) the maximum amount the Participant could have elected to contribute to the Plan for such Offering Period pursuant to Section 4, or such other amount as the Committee may determine in its sole discretion prior to the applicable Offering Period. Participation in the Cashless Participation Program is available to all Eligible Employees (other than employees subject to the disclosure requirements of Section 16(a) of the Exchange Act), unless prohibited by applicable law. All Employees must properly complete and submit an Enrollment Form to contribute a minimum of 1% of Compensation (or such higher amount as the Committee may specify) to the Plan during an Offering Period to be able to participate in the Cashless Participation program for such Offering Period.

11.	Withdrawal.

a.

Withdrawal Procedure. A Participant may irrevocably withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to decrease his or her rate of payroll deductions to zero and to withdraw at least fifteen (15) days before the Purchase Date (and if the Participant intends to revoke automatic re-enrollment for future Offering Periods, he or she should so indicate in that revised Enrollment Form). A Participant’s irrevocable withdrawal from an Offering shall also constitute the Participant’s withdrawal from the Cashless Participation Program for such Offering. If a Participant irrevocably withdraws from an Offering, he or she may elect to be refunded the accumulated balance of his or her notional account or to allow the accumulated balance to purchase shares on the Purchase Date. If elected, the accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) will be paid to the Participant reasonably promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option will be automatically terminated. If a Participant withdraws (or is deemed to withdraw) from an Offering Period, he or she cannot thereafter participate in that same Offering Period.

b.

Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

12.

Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in each case occurs at least fifteen (15) days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) will be returned to the Participant, or in the case of the Participant’s death, to the person(s)

Lantheus 2023 Proxy Statement	Appendix A	A-6

entitled to those amounts under Section 18, and the Participant’s option under any then-current Offering will be automatically terminated, together with the Participant’s participation in the Cashless Participation Program for such Offering. If the Participant’s termination of employment or change in status occurs within fifteen (15) days before a Purchase Date, the accumulated payroll deductions and any loan proceeds under the Cashless Participation Program for such Offering will be used to purchase shares on the Purchase Date, unless otherwise timely elected by the Participant in accordance with Section 11.

13.	Interest. No interest will accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

14.	Shares Reserved for Plan.

a.

Number of Shares. Subject to adjustment pursuant to Section 19, a total of 500,000 shares of Common Stock have been reserved as authorized and available for purchase pursuant to the exercise of options granted under the Plan. The shares of Common Stock delivered upon the exercise of options under the Plan may be newly-issued shares, treasury shares or shares acquired on the open market. For the avoidance of doubt, if any option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Common Stock subject to such option will remain available for purchase pursuant to the exercise of options granted under the Plan.

b.

Over-Subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan will permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in that Offering, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company will make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as reasonably practicable and as the Committee determines to be equitable, and the Committee’s determinations will be final and binding on all Participants. In such event, the Committee shall give written notice to each Participant of such reduction and shall, if necessary, make corresponding reductions, first, in the loan proceeds available to a Participant to purchase shares under the Cashless Exercise Program for such Offering and, next, in the rate of the Participant’s payroll deductions for such Offering.

15.

Transferability. No payroll deductions credited to a Participant’s notional account, no rights to loan proceeds under the Cashless Participation Program, and no rights with respect to the exercise of an option or any rights to receive Common Stock under the Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 18) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of any rights or amounts in contravention of this Section 15 will be null, void and without effect. For the avoidance of doubt, participation in the Cashless Participation Program, including without limitation, the delivery to the Cashless Participation Provider of any Common Stock required for the repayment by the Participant of any Cashless Participation loan amount, will not be deemed to violate this Section 15.

16.

Application of Funds. All payroll deductions received or held by the Company under the Plan, as well as all proceeds received by the Company from the sale of shares under the Cashless Participation Program or in satisfaction of a Participant’s tax and withholding obligations, may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company will not be required to segregate any such payroll deductions, contributions or proceeds from its general assets.

17.

Statements. Each Participant will be provided with statements at least annually which will set forth the contributions made by that Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds or loan proceeds under the Cashless Participation Program, the number of shares of Common Stock purchased and any payroll deduction amounts remaining in that Participant’s notional account.

18.

Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock from the Participant’s ESPP Share Account under the Plan and any accumulated balance in the Participant’s notional account, in each case, in the event of that Participant’s death.

19.	Adjustments Upon Changes in Capitalization; Corporate Transactions.

a.

Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse

Lantheus 2023 Proxy Statement	Appendix A	A-7

stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to number and type of shares that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 14; provided, that any such adjustment shall be made in a manner that complies with Section 423 of the Code.

b.

Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor or a parent or Subsidiary of that successor. If the successor corporation refuses to assume or substitute the option or any Participant is participating in the Cashless Participation Program, the Committee may (i) cancel each outstanding option and return the balance in each Participant’s notional account to the Participant or (ii) pursuant to Section 20(i), terminate the Offering Period with respect to which the option relates by setting a new Purchase Date on which the Offering Period will end. Any such new Purchase Date will be determined by the Committee and will occur before the effective date of the Corporate Transaction. Prior to any new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on that date, unless before that time, the Participant has withdrawn from the Offering in accordance with Section 11 or has been deemed to withdraw in accordance with Section 12.

20.	General Provisions.

a.

Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan will have the same rights and privileges.

b.	No Right to Continued Service. Neither the Plan nor any option granted under the Plan will confer on any Participant the right to continue as an Employee or in any other capacity.

c.

Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan only after the shares are transferred to the Participant or the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock subject to an option under the Plan until that Participant becomes a shareholder as provided above.

d.	Successors and Assigns. The Plan will be binding on the Company and its successors and assigns.

e.	Entire Plan. The Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

f.

Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock will not be issued with respect to an option granted under the Plan unless the exercise of that option and the issuance and delivery of the shares of Common Stock pursuant to that option will comply with all applicable provisions of laws and regulations, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed.

g.

Notice of Disqualifying Dispositions. Each Participant will give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option under the Plan, if that disposition or transfer is made within two (2) years after the Offering Date.

h.	Term of Plan. The Plan will become effective on the Effective Date and, unless terminated earlier pursuant to Section 20(i) or Section 20(k), will have a term of ten years from the Effective Date.

i.

Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason; provided, further, that any Cashless Participation Agreement or Irrevocable Contract may only be amended in accordance with its terms. Any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no force or effect unless approved by the Company’s shareholders within twelve (12) months before or after its adoption. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately, on the next scheduled Purchase Date (which may, in the discretion of the Committee, be

Lantheus 2023 Proxy Statement	Appendix A	A-8

accelerated) or at such other date as the Committee may specify and may elect to return the balance of each Participant’s notional account or permit outstanding options to be exercised on the next scheduled Purchase Date. If the Plan is terminated, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

j.

Applicable Law. The laws of the State of Delaware will govern all questions concerning the construction, validity, interpretation and application of the Plan, without regard to that state’s conflict of law rules.

k.

Shareholder Approval. The Plan will be subject to approval by Company shareholders within twelve (12) months before or after the date the Plan is adopted by the Board. In the event that shareholder approval is not obtained before the first Purchase Date under the Plan, all options to purchase shares of Common Stock under the Plan will be cancelled and become null and void.

l.

Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code will be reformed to comply with Section 423 of the Code.

m.

Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan, including, without limitation, as a result of participation in the Cashless Participation Program. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary may withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary any tax deductions or benefits attributable to the sale or disposition of shares of Common Stock by such Participant. With the consent of the Committee, Participants may satisfy applicable tax and withholding obligations from proceeds received through broker-assisted “cashless exercise” or any other method of withholding permitted by U.S. Treasury Regulation Section 1.423-2(f). The Company will not be required to issue any share of Common Stock under the Plan until such obligations are satisfied.

n.

Severability. If any provision of the Plan will for any reason be held to be invalid or unenforceable, that invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed as if that invalid or unenforceable provision were omitted.

o.	Headings. The headings of sections in the Plan are included solely for convenience and will not affect the meaning of any of the provisions of the Plan.

*    *    *

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/LNTH ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE Call 1-866-240-5317
● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
MAIL
● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided
To attend virtually you must pre-register online at www.proxydocs.com/LNTH.

Lantheus Holdings, Inc. Annual Meeting of Stockholders

For Stockholders of record as of March 06, 2023

TIME:	Thursday, April 27, 2023 10:30 AM, Eastern Time
PLACE:	Wellesley Room at the Hilton Boston Logan Airport Hotel One Hotel Drive, Boston, MA 02128

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Mary Anne Heino, Robert J. Marshall, Jr., Daniel Niedzwiecki and Eric Green (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Lantheus Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Lantheus Holdings, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	The election of three Class II directors to our Board of Directors.
		FOR	AGAINST	ABSTAIN
	1.01 Ms. Minnie Baylor-Henry	☐	☐	☐	FOR

	1.02 Mr. Heinz Mäusli	☐	☐	☐	FOR

	1.03 Ms. Julie McHugh	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	The approval, on an advisory basis, of the compensation paid to our named executive officers.	☐	☐	☐	FOR

3.	The approval of the Lantheus Holdings, Inc. 2023 Employee Stock Purchase Plan.	☐	☐	☐	FOR

4.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐	FOR

☐	Check here if you would like to attend the meeting in person.
To attend virtually you must pre-register online at www.proxydocs.com/LNTH.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date

Signature (if held jointly)	Date